                                                                    EXHIBIT 10.1

                           ASSET PURCHASE AGREEMENT

                                 by and among

                   SUPERIOR CONSULTANT HOLDINGS CORPORATION,
                            a Delaware corporation

           ENTERPRISE CONSULTING GROUP, INC., a Michigan corporation

              AVIANT INFORMATION, INC., a California corporation

                                      and

                 WHITTAKER CORPORATION, a Delaware corporation


                                AUGUST 20, 1998

                               TABLE OF CONTENTS

1.  DEFINITIONS.............................................................   1

 1.1  Accounts Receivable...................................................   1
 1.2  Affiliate.............................................................   1
 1.3  Assets................................................................   1
 1.4  Assumed Liabilities...................................................   1
 1.5  Audited Financial Statements..........................................   2
 1.6  Benefit Plans.........................................................   2
 1.7  Bill of Sale..........................................................   2
 1.8  Business..............................................................   2
 1.9  Buyer.................................................................   2
 1.10  INTENTIONALLY OMITTED................................................   2
 1.11  Closing..............................................................   2
 1.12  Closing Date.........................................................   2
 1.13  Code.................................................................   2
 1.14  Compensation Arrangement.............................................   2
 1.15  Competitive Business.................................................   2
 1.16  Contracts............................................................   3
 1.17  Contract Rights......................................................   3
 1.18  Control..............................................................   3
 1.19  Current Balance Sheet................................................   3
 1.20  Current Financial Statements.........................................   3
 1.21  Damages..............................................................   3
 1.22  Employees............................................................   3
 1.23  Encumbrances.........................................................   3
 1.24  Environmental Laws...................................................   3
 1.25  ERISA................................................................   3
 1.26  Escrow Account.......................................................   3
 1.27  Escrow Agent.........................................................   3
 1.28  Escrow Agreement.....................................................   4
 1.29  Escrow Amount........................................................   4
 1.30  Excluded Assets......................................................   4
 1.31  Financial Statements.................................................   4
 1.32  Fixed Assets.........................................................   4
 1.33  Indemnified Parties..................................................   4
 1.34  Indemnifying Parties.................................................   4
 1.35  INTENTIONALLY OMITTED................................................   4
 1.36  Intellectual Property................................................   5
 1.37  Knowledge............................................................   5
 1.38  Leased Premises......................................................   5
 1.39  Litigation...........................................................   5
 1.40  Material Adverse Effect..............................................   5
 1.41  Over 90 Receivables..................................................   5

 1.42  Permits..............................................................   5
 1.43  Purchase Price.......................................................   5
 1.44  Restricted Information...............................................   5
 1.45  Seller...............................................................   6
 1.46  Under 90 Receivables.................................................   6
 1.47  Warranty Expenses....................................................   6
 1.48  Whittaker............................................................   6

2.  SALE AND DELIVERY OF THE ASSETS.........................................   6

 2.1  Sale of the Assets....................................................   6
   (a)  Assets Transferred..................................................   6
   (b)  Excluded Assets Not Transferred.....................................   7
 2.2  Assumption of Liabilities.............................................   7
   (a)  Bill of Sale........................................................   7
   (b)  Liabilities Remaining With Seller...................................   7
 2.3  Purchase Price........................................................   8
 2.4  The Closing...........................................................   8
   (a)  Time and Place......................................................   8
   (b)  Deliveries by Seller................................................   9
   (c)  Deliveries by Buyer.................................................   9
   (d)  Post-Closing Deliveries.............................................  10
   (e)  Consents............................................................  10
 2.5  INTENTIONALLY OMITTED.................................................  10
 2.6  Allocation of Purchase Price..........................................  10
 2.7  Re-conveyance of Accounts Receivable..................................  10
 2.8  Prorations and Adjustments............................................  10

3.  REPRESENTATIONS AND WARRANTIES OF SELLER AND WHITTAKER..................  11

 3.1  Organization..........................................................  11
 3.2  Authorization.........................................................  12
 3.3  No Violation..........................................................  12
 3.4  Ownership of the Assets...............................................  12
 3.5  Financial Statements..................................................  13
 3.6  Litigation............................................................  13
 3.7  INTENTIONALLY OMITTED.................................................  14
 3.8  Work in Process.......................................................  14
 3.9  Fixed Assets..........................................................  14
 3.10  Leased Premises......................................................  14
 3.11  Change in Financial Condition and Assets.............................  14
 3.12  Accounts Receivable..................................................  14
 3.13  Books and Records....................................................  15
 3.14  Contracts and Commitments............................................  15
 3.15  Permits..............................................................  16

 3.16  Compliance With Laws................................................   17
 3.17  Employee Relations..................................................   17
 3.18  Absence of Certain Changes or Events................................   18
 3.19  Customers...........................................................   18
 3.20  Suppliers...........................................................   18
 3.21  Prepayments and Deposits............................................   18
 3.22  Trade Names and Other Intellectual Property.........................   19
 3.23  Employment Agreements, Benefit Plans, etc...........................   19
 3.24  Environmental Law...................................................   20
 3.25  Taxes...............................................................   20
 3.26  Computer and Other Systems..........................................   21
 3.27  Disclosure..........................................................   21

4.  REPRESENTATIONS AND WARRANTIES OF BUYER AND SUPERIOR...................   21

 4.1  Organization and Authority...........................................   21
 4.2  Authorization........................................................   22
 4.3  No Violation.........................................................   22
 4.4  Regulatory Approvals.................................................   22

5.  PRE-CLOSING COVENANTS..................................................   22

 5.1  Access to Records and Properties of Seller...........................   22
   (a)  Access.............................................................   22
   (b)  Confidentiality....................................................   23
   (c)  Survival...........................................................   23
 5.2  Conduct of the Business of Seller Pending the Closing................   23
   (a)  Operation in Ordinary Course.......................................   23
   (b)  Restricted Activities..............................................   23
   (c)  No Actions to Violate Representations and Warranties...............   24
 5.3  Consents and Notices.................................................   25
 5.4  Regulatory Filings...................................................   25
 5.5  No Shopping..........................................................   25
   (a)  Actions Prohibited.................................................   25
   (b)  Damages to Buyer for Violation.....................................   26
 5.6  Public Announcements.................................................   26
 5.7  Reasonable Efforts to Satisfy Conditions.............................   27

6.  CONDITIONS TO CLOSING..................................................   27

 6.1  Conditions to Each Party's Obligation to Consummate the Transactions.   27
   (a)  Approval of Seller's Shareholder...................................   27
   (b)  Regulatory Filings.................................................   27
   (c)  No Change in Law, Etc..............................................   27

 6.2  Additional Conditions to Obligation of Buyer and Superior to Consummate
      the Transactions.....................................................   27
   (a)  Representations and Warranties; Performance of Obligations of Seller
        and Whittaker........................................................ 27
   (b)  Consents...........................................................   28
   (c)  Opinion of Counsel to Seller.......................................   28
   (d)  Deliveries.........................................................   28
   (e)  INTENTIONALLY OMITTED..............................................   28
   (f)  Legal Proceedings..................................................   28
   (g)  No Change..........................................................   28
   (h)  INTENTIONALLY OMITTED..............................................   28
   (i)  Escrow Agreement...................................................   28
   (j)  Employment Agreements and Releases.................................   28
   (k)  Actions and Proceedings............................................   28
 6.3  Additional Conditions to Obligations of Seller and Whittaker to
      Consummate the Transactions..........................................   29
   (a)  Representations and Warranties.....................................   29
   (b)  Performance of Obligations of Buyer and Superior...................   29
   (c)  Opinion of Counsel to Buyer........................................   29
   (d)  Deliveries.........................................................   29
   (e)  Escrow Agreement...................................................   29
   (f)  Legal Proceedings..................................................   29
   (g)  Employment Agreements..............................................   29
   (h)  Actions and Proceedings............................................   29

7.  POST-CLOSING AGREEMENTS................................................   30

 7.1  Proprietary Information..............................................   30
   (a)  Obligation of Seller and Whittaker.................................   30
   (b)  Obligation of Buyer and Superior...................................   30
   (c)  Enforcement........................................................   30
 7.2  Non-Competition Agreement............................................   30
   (a)  Obligation of Seller and Whittaker.................................   30
   (b)  Reasonableness.....................................................   31
   (c)  Enforcement........................................................   31
 7.3  Sharing of Data......................................................   31
 7.4  Collection of Accounts Receivable....................................   32
 7.5  Use of Office Space..................................................   32
 7.6  Financial Information................................................   33
 7.7  Computer Network.....................................................   33
 7.8  Use of Name..........................................................   33

8.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS..................   34

 8.1  Representations and Warranties.......................................   34
 8.2  Survival of Covenants................................................   34

9.  INDEMNIFICATION AND REIMBURSEMENT......................................   34

 9.1  Indemnification by Seller and Whittaker..............................   34
 9.2  Indemnification By Buyer and Superior................................   35
 9.3  Notice and Defense of Claims.........................................   36
 9.4  Cooperation..........................................................   37
 9.5  Confidentiality......................................................   37
 9.6  Time Period for Asserting Indemnification............................   37
 9.7  Exclusive Remedies...................................................   38
 9.8  Limitations..........................................................   38

10.  TRANSFER AND SALES TAX................................................   39

 10.1  Payment.............................................................   39

11.  TERMINATION OF AGREEMENT..............................................   39

 11.1  Termination by Lapse of Time........................................   39
 11.2  Termination by Agreement of the Parties.............................   39
 11.3  Termination by Reason of Breach.....................................   39
   (a)  By Seller or Whittaker.............................................   39
   (b)  By Buyer or Superior...............................................   39
 11.4  Effect of Termination...............................................   40

12.  BROKERS...............................................................   40

 12.1  For Seller and Whittaker............................................   40
 12.2  For Buyer and Superior..............................................   40

13.  MISCELLANEOUS.........................................................   40

 13.1  Notices.............................................................   40
 13.2  Successors and Assigns..............................................   41
 13.3  Entire Agreement; Attachments.......................................   41
 13.4  Amendment; Waiver...................................................   42
 13.5  Expenses............................................................   42
 13.6  Governing Law.......................................................   42
 13.7  Article, Section and Paragraph Headings.............................   42
 13.8  Severability........................................................   42
 13.9  Counterparts........................................................   42

                            SCHEDULES AND EXHIBITS


Schedule 1.4        Excluded Obligations
Schedule 1.22       Employees and Independent Contractors
Schedule 1.30       Excluded Assets
Schedule 2.1(a)*    Value of Accounts Receivable
Schedule 3.1        Qualifications in Foreign Jurisdictions
Schedule 3.3        Consents and Approvals of Seller
Schedule 3.4        Encumbrances.
Schedule 3.6        Litigation
Schedule 3.8        Jobs in Process
Schedule 3.9        Fixed Assets
Schedule 3.11       Adverse Changes
Schedule 3.12       Accounts Receivable
Schedule 3.14       Contracts And Agreements
Schedule 3.15       Permits
Schedule 3.16       Notices of Violation or Noncompliance.
Schedule 3.17       Labor and Employment Matters
Schedule 3.18       Material Transactions
Schedule 3.19       Customers
Schedule 3.20       Suppliers
Schedule 3.21       Prepayments and Deposits
Schedule 3.22       Intellectual Property.
Schedule 3.23       Benefit Plans and Compensation Arrangements
Schedule 3.26       Computer and Other Systems
Schedule 4.3        Consents and Approvals of Buyer
*  To be delivered at Closing


Exhibit 1.7         Bill of Sale, Assignment and Assumption Agreement
Exhibit 1.28        Escrow Agreement
Exhibit 6.2(c)      Opinion of Seller's Counsel
Exhibit 6.3(c)      Opinion of Buyer's Counsel

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     AGREEMENT made as of the 20th day of August, 1998 by and among SUPERIOR CONSULTANT HOLDINGS CORPORATION, a Delaware corporation ("Superior") ENTERPRISE CONSULTING GROUP, INC., a Michigan corporation ("Buyer"), AVIANT INFORMATION, INC., a California corporation ("Seller") and WHITTAKER CORPORATION, a Delaware corporation ("Whittaker")

                             PRELIMINARY STATEMENT
                             ---------------------

     A. Seller is a wholly owned subsidiary of Whittaker that provides health care consulting services including information systems consulting and assistance. Buyer is a wholly owned subsidiary of Superior that conducts businesses providing similar services.

     B. Buyer and Superior desire that Buyer purchase, and Seller and Whittaker desire that Seller sell, substantially all of the assets and business of Seller (the "Business"), for the consideration set forth below and the assumption of certain of Seller's liabilities set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                1.   DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

     1.1. "ACCOUNTS RECEIVABLE" means all billed and unbilled accounts, accounts receivable, notes and notes receivable existing on the Closing Date pertaining to the Business (including any security held by Seller for the payment thereof) and not previously retired or canceled.

     1.2. "AFFILIATE" of a person means any person or entity which controls, is controlled by or is under common control with such person.

     1.3. "ASSETS" means all of the properties, assets and business of Seller pertaining to the Business to be purchased by Buyer as described in Section 2.1(a), specifically excluding the Excluded Assets.

     1.4. "ASSUMED LIABILITIES" means (i) those liabilities and obligations of the Business outstanding on the Closing Date under the Contracts, the Intellectual Property and the Permits (ii) obligations and liabilities under the Contracts, the Intellectual Property and the Permits arising from or relating to activities, events or occurrences happening on or after the Closing Date; (iii) the obligations of Seller under that certain lease of office space located in Beaverton, Oregon as contemplated in Section 7.5 and (iv) all other obligations and liabilities arising from or relating to activities, events or occurrences happening from the operation of the Business on and after the Closing Date; but excluding in the case of clause (i) any obligation for borrowed money, for inter-company advances or liabilities owed to Seller or its Affiliates and excluding any obligation identified on Schedule 1.4 as an excluded obligation.
                                       ------------

     1.5. "AUDITED FINANCIAL STATEMENTS" means the audited balance sheet and the related audited statements of income, stockholders' equity and cash flows of Whittaker on a consolidated basis as of and for the fiscal year ended October 31, 1997.

     1.6. "BENEFIT PLANS" means all "employee benefit plans," within the meaning of Section 3(3) of ERISA (other than any plan which is exempt from Title I of ERISA), for the employees or former employees of Seller or their dependents, survivors or beneficiaries, which pertain to the Business or cover the Employees and which are currently maintained by Seller and pertain to the Business, or in which Seller is or was, at any time preceding the Closing Date, a participating employer.

     1.7. "BILL OF SALE" means a Bill of Sale, Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 1.7.
                                                       -----------

     1.8. "BUSINESS" has the meaning set forth in Recital B above.

     1.9. "BUYER" means Enterprise Consulting Group, Inc., a Michigan corporation.

     1.10.  INTENTIONALLY OMITTED

     1.11. "CLOSING" means the closing of the transactions contemplated by this Agreement.

     1.12. "CLOSING DATE" means August 20, 1998 or such other date as the Closing shall actually occur.

     1.13.  "CODE" means the Internal Revenue Code of 1986, as amended.

     1.14. "COMPENSATION ARRANGEMENT" means any compensation arrangement with Employees or former Employees which is currently maintained by Seller and which is not a Benefit Plan, including payroll practices as described in ERISA Reg.
(S)2510.3-1(b), any severance pay plan, arrangement or practice, percentage compensation plan, executive compensation plan, bonus plan, incentive compensation plan or arrangement, employee stock ownership or stock purchase plan, deferred compensation agreement or arrangement to the extent such plan, agreement or arrangement is not already included in the definition of Benefit Plan.

     1.15. "COMPETITIVE BUSINESS" means any business which (a) is conducted within any geographical territory in which, on the Closing Date, Seller sells the products or services sold or provided by the Business and (b) is engaged in providing any product or service sold or provided by the Business within the one year prior to the Closing Date or is competitive with the Business as conducted on the Closing Date.

     1.16. "CONTRACTS" means the contracts, commitments, purchase orders, licenses, leases, rights and other contract documents and agreements, whether written or oral, which are to be assigned from Seller to Buyer at the Closing, as identified in Schedule 3.14.
                 -------------

     1.17. "CONTRACT RIGHTS" means all of Seller's rights and interest in, to and under the Contracts.

     1.18. "CONTROL" of any person means the ability to direct or cause the direction of the policies and management of such person, whether through the ownership of voting securities, by contract or otherwise.

     1.19. "CURRENT BALANCE SHEET" means the unaudited balance sheet of Seller as of July 31, 1998.

     1.20. "CURRENT FINANCIAL STATEMENTS" means the Current Balance Sheet and the related unaudited statement of income of Seller as of and for the nine months then ended.

     1.21. "DAMAGES" means all claims, actions, assessments, liens, encumbrances, judgments, losses, damages, liabilities (including strict liabilities), costs and expenses, including but not limited to, interest, penalties and reasonable attorneys' fees and expenses.

     1.22. "EMPLOYEES" means all employees or independent contractors employed, engaged or retained by Seller in connection with the Business on the Closing Date, all of whom will be listed on Schedule 1.22 delivered at Closing.
                                    -------------

     1.23. "ENCUMBRANCES" means all claims, liabilities, liens, mortgages, pledges, security interests, charges, restrictions, prior assignments, encumbrances and equities of any kind affecting the Assets.

     1.24. "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state, regional, county and local administrative, regulatory and judicial laws, rules, statutes, codes, ordinances, regulations, binding interpretations, binding policies, licenses, permits, approvals, plans, authorizations, directives, rulings, injunctions, decrees, orders, judgments, common law and any similar items in effect on the date of this Agreement and through the Closing Date relating to the protection of human health, safety, or the environment (including ambient air, surface water, ground water, land surface or subsurface strata).

     1.25. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.26. "ESCROW ACCOUNT" means the account established under the Escrow Agreement into which funds will be deposited by Buyer, to be held and disbursed as directed in the Escrow Agreement.

     1.27. "ESCROW AGENT" means First of America Bank, a national banking association. The parties acknowledge that the Escrow Agent is not a party to this Agreement and is not bound by any of the provisions hereof, and that the Escrow Agent may assert this acknowledgment as third party beneficiary in defense of any claim which seeks to impose upon the Escrow Agent any liability or obligation based on an alleged violation of this Agreement (but not in defense of any claim alleging violation of the Escrow Agreement).

     1.28. "ESCROW AGREEMENT" means the agreement among the parties hereto and the Escrow Agent, of even date herewith in the form attached hereto as Exhibit
                                                                       -------
1.28, pursuant to which the Escrow Agent agrees to hold the Escrow Amount in
----
escrow and to deliver such amounts according to the terms thereof.

     1.29. "ESCROW AMOUNT" means the following amount, which shall be delivered at Closing to the Escrow Agent in accordance with Section 2.4(c)(ii) to be held and disbursed pursuant to the terms of the Escrow Agreement:

      (a) 10% multiplied by the Purchase Price; plus

      (b) the amount of (i) the Over 90 Receivables plus (ii) 50% multiplied by the value of the Under 90 Receivables, in each case as determined pursuant to
Section 2.1(a)(i), deposited to secure collection of the Accounts Receivable purchased by Buyer.

     1.30.  "EXCLUDED ASSETS" means those assets listed on Schedule 1.30 hereto.
                                                           -------------

     1.31. "FINANCIAL STATEMENTS" means the Audited Financial Statements and the Current Financial Statements, collectively.

     1.32. "FIXED ASSETS" means all of the machinery, equipment, computers, telecommunication systems, fittings and other office equipment, furniture and leasehold improvements, whether or not reflected as capital assets in the accounting records of Seller, which are owned by Seller on the Closing Date and used or useful in the Business.

     1.33. "INDEMNIFIED PARTIES" means, as to a particular claim or circumstance, all persons entitled to be indemnified under Article 9 in respect thereof and "Indemnified Party" means any such person individually.

     1.34. "INDEMNIFYING PARTIES" means, as to a particular claim or circumstance, all persons required to provide indemnification under Article 9 in respect thereof and "Indemnifying Party" means any such person individually.

     1.35.  INTENTIONALLY OMITTED

     1.36. "INTELLECTUAL PROPERTY" means all right, title and interest of Seller in and to all intellectual property rights pertaining to the Business (other than any Excluded Assets), including but not limited to inventions, discoveries, trade secrets, processes, formulae, know-how, patents, patent applications, patent licenses, the name "Aviant Information, Inc." and any variations thereof, customer lists, trademarks, trademark registrations, trademark registration applications, trade dress, service marks, software licenses, copyrights, copyright registrations, copyright registration applications, technical expertise, research data and other similar property and the registrations and applications for registration thereof owned or licensed by Seller and used in the Business and licenses and other agreements to which Seller is a party (as licensor or licensee) or by which Seller is bound relating to any of the foregoing kinds of property or rights.

     1.37. "KNOWLEDGE" or "to the knowledge" of the Seller, or words of similar import, mean the actual current knowledge of the following persons after due inquiry of employees and other officers or directors of Seller who would reasonably be expected to know the matters within the scope of the representation or warranty in question: Andrew Rushmere, John Moore, Cordy Strawser, John Otto, Joseph Alibrandi, Lynne Brickner and Richard Drake.

     1.38. "LEASED PREMISES" means the premises currently occupied by the Business, located at 1785 Voyager Avenue, Simi Valley, California.

     1.39. "LITIGATION" means any litigation, suit, action, investigation (to the best of Seller's knowledge), grievance, arbitration, proceeding or controversy or claim before any court, administrative agency or other governmental authority which, if adversely determined, would have a Material Adverse Effect.

     1.40. "MATERIAL ADVERSE EFFECT" means a material adverse effect (a) on the Business or the Assets or the financial condition of the Business, in each case taken as a whole, or (b) on the ability of Buyer after the Closing to carry on the Business substantially in the same manner as it is presently being conducted.

     1.41. "OVER 90 RECEIVABLES" means those Accounts Receivable which on the Closing Date have been outstanding for more than 90 days

     1.42. "PERMITS" means all governmental licenses, permits certificates, approvals, authorizations and orders material to the ability of Seller to conduct the Business in the manner conducted, or own and operate the Assets in the manner owned and operated, in the one year prior to the Closing Date, except for Permits relating to discontinued lines of business.

     1.43. "PURCHASE PRICE" means the purchase price payable for the Assets pursuant to Section 2.3.

     1.44. "RESTRICTED INFORMATION" means all documents, information and records obtained by Superior or Buyer from Seller or its agents or representatives regarding the Assets or the Business except for any of such documents, information and records which (a) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by Superior or Buyer), (b) was available at the time of disclosure to Superior or Buyer from a source other than Seller or its officers, employees, agents or attorneys, provided that such source is not and was not bound by a confidentiality agreement or obligation with Seller, or (c) has been independently developed by Superior or Buyer without violation of any of its obligations hereunder.

     1.45.  "SELLER" means Aviant Information, Inc., a California corporation.

     1.46. "UNDER 90 RECEIVABLES" means those Accounts Receivable which on the Closing Date have been outstanding for 90 days or less.

     1.47. "WARRANTY EXPENSES" means all Damages suffered by Superior, Buyer, any of the Affiliates of either, and the officers, directors, employees, agents and representatives of any of the foregoing, arising out of or incurred in connection with any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Seller or Whittaker under this Agreement or under any agreement, document, or instrument delivered pursuant to this Agreement.

     1.48.  "WHITTAKER" mean Whittaker Corporation, a Delaware corporation.

                      2.   SALE AND DELIVERY OF THE ASSETS

     2.1. SALE OF THE ASSETS.

      (a) Assets Transferred.  Subject to and upon the terms and conditions of
          ------------------
this Agreement, except as specifically provided in Section 2.1(b) hereof, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all liens, liabilities, security interests, leasehold interests and encumbrances of any nature whatsoever (except for statutory liens for taxes not yet due or as otherwise expressly provided herein), all of the right, title and interest of Seller in and to the properties, assets and other claims, rights and interests which on the Closing Date are owned by Seller and which pertain to the Business, including but not limited to:

          (i) All Accounts Receivable. The parties hereto shall agree on the value of the Accounts Receivable, excluding therefrom the value of any Accounts Receivable which represent prepaid services, advance or forward billings, retainer amounts or any other payments or billings for products or services not delivered or performed as of the Closing Date, and shall deliver at Closing a statement designated as Schedule 2.1(a), signed by the parties
                                       ---------------
  hereto, setting forth the value as so determined, subject to adjustments (which shall not be material individually or in the aggregate) in accordance with Section 2.8 below, and specifying those Accounts Receivable which constitute Under 90 Receivables and those which constitute Over 90 Receivables;

          (ii) All prepaid expenses except those set forth on Schedule 1.30;
                                                              -------------

          (iii) All Contracts and Contract Rights, including but not limited to all of Seller's rights to any security deposits thereunder and the right to bill for all work performed thereunder after the Closing;

          (iv) All books; payment records; accounts; databases, customer lists; correspondence; employment and personnel records (to the extent permitted by applicable law); and other useful business records, including electronic media, and any confidential or other information which has been reduced to written, graphic, electronic or other tangible media, utilized in the conduct of or relating to the Business or the Assets, subject in each case to Seller's right to retain copies thereof which Seller reasonably requires for its ongoing operation, winding-up or dissolution (but which Seller may not disclose or convey to any third party except for Seller's agents, attorneys and accountants who have a need to know);

          (v) All rights of Seller under express or implied warranties from the suppliers of the Assets to the extent transferable (but excluding such rights insofar as the same pertain to liabilities retained by Seller hereunder);

          (vi)  The Fixed Assets;

          (vii)  All Intellectual Property;

          (viii)  The Permits to the extent transferable; and

          (ix) Except as specifically provided in Section 2.1(b) hereof, all other assets, properties, claims, rights and interests of Seller which relate to the Business and exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

      (b) Excluded Assets Not Transferred.  Notwithstanding the provisions of
          -------------------------------
Section 2.1(a) above, the assets to be transferred to Buyer under this Agreement shall not include any of the Excluded Assets. If any assets of the type enumerated in Section 2.1(a) hereof are used both in the Business as well as in other businesses of Seller as of or immediately prior to the date hereof, Seller's right, title and interest in and to such assets shall be transferred by Seller to Buyer pursuant to this Agreement unless they constitute Excluded Assets.

     2.2. ASSUMPTION OF LIABILITIES.

      (a) Bill of Sale.  At the Closing, Buyer and Superior shall execute and
          ------------
deliver the Bill of Sale, pursuant to which Buyer shall assume and agree to perform, pay and discharge the Assumed Liabilities and Superior shall agree to cause Buyer to do the same.

      (b) Liabilities Remaining With Seller.  Except as otherwise provided
          ---------------------------------
herein, Buyer shall not assume any of the liabilities of Seller and shall purchase the Assets free and clear of all liens, mortgages, security interests, encumbrances and claims and Buyer shall not be or become liable for any claims, demands, liabilities or obligations not expressly assumed in this Agreement. Without limiting the foregoing, Buyer shall not at the Closing assume or agree to perform, pay or discharge, and Seller shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of Seller other than the Assumed Liabilities, including but not limited to any of the following, except to the extent that they constitute Assumed Liabilities:

          (i) Severance, termination or other payments or benefits (including but not limited to post-retirement benefits or accrued vacation pay), whether owing under Seller's severance policy, any union contract or any employment agreement to any Employees, liabilities arising under any federal, state or local "plant closing law", liabilities for the withholding of income taxes, unemployment insurance, FICA, Medicare and other required withholdings relating to any Employee, and liabilities accruing under Seller's employee benefit plans, retirement plans, pension plans or savings or profit sharing plans, including but not limited to any obligations under Section 601 through 608 of ERISA;

          (ii) Worker's compensation claims relating to any Employees;

          (iii) Stock option or other stock-based awards made to any Employees by Seller, if any;

          (iv) Liabilities for any federal, state, local or foreign income taxes (including interest, penalties and additions to such taxes) or any deferred income taxes of Seller, or (except as provided in Section 10) liabilities for any tax imposed upon, or incurred by, Seller, if any, in connection with or related to this Agreement or the transactions contemplated hereby;

          (v) Liabilities incurred in connection with violations of occupational safety, wage, health, welfare, employee benefit or environmental laws or regulations, which violations did not result from the action or inaction of Buyer subsequent to the Closing Date;

          (vi) Liabilities incurred by Seller for borrowed money;

          (vii) Liabilities for professional errors or omissions attributable to work performed by personnel of the Seller or the Business prior to the Closing Date; and

          (viii) All other liabilities of the Seller, whether or not attributable to the Business, arising from or attributable to any period prior to the Closing Date.

     2.3. PURCHASE PRICE. The Purchase Price shall be an amount in cash equal to (a)(i) $3,395,500 minus (ii) the value, as of the Closing Date, of customer advances or prepayments which are not included in the Accounts Receivable, in consideration for the Assets excluding the Accounts Receivable, plus (b) the value of the Accounts Receivable as determined pursuant to Section 2.1(a)(i). As detailed below, portions of the Purchase Price will be placed in escrow to secure collection of the Accounts Receivable by Buyer following the Closing and to secure Buyer against breaches of Seller's representations and warranties.

     2.4. THE CLOSING.

      (a) Time and Place.  The Closing shall take place at the offices of
          ---------------
Buyer's counsel, or at such other location as the parties may agree, on August 20, 1998 or such other date as the parties agree. The transfer of the Assets by Seller to Buyer shall be deemed to occur at 11:59 p.m., Eastern daylight time, on the Closing Date.

      (b) Deliveries by Seller.  At the Closing:
          ---------------------

          (i) Seller shall execute and deliver the Bill of Sale;

          (ii) Seller and Whittaker shall execute and deliver, or cause to be executed and delivered, such certificates of Seller's officers and such other documents evidencing satisfaction of the conditions specified in this Agreement as Buyer shall reasonably request;

          (iii)  INTENTIONALLY OMITTED;

          (iv) Seller and Whittaker shall execute and deliver the Escrow Agreement;

          (v) Seller shall execute and deliver, or cause to be executed and delivered, the statement setting forth the agreed-upon value of the Accounts Receivable as contemplated by Section 2.1(a)(i); and

          (vi) Seller shall execute and deliver, or cause to be executed and delivered, such other documents, instruments or certificates as Buyer may reasonably request in order to evidence the accuracy of Seller's representations or compliance by Seller with its covenants hereunder.

          (vii) Seller and Whittaker shall cause to be delivered to Buyer and Superior the opinion of counsel contemplated by Section 6.2(c).

      (c) Deliveries by Buyer.  At the Closing:
          --------------------

          (i) Buyer shall deliver to Seller, in immediately available funds by wire transfer to an account designated by Seller, an amount equal to the Purchase Price less the Escrow Amount;

          (ii) Buyer shall deliver to the Escrow Agent, in immediately available funds by wire transfer to the Escrow Account, the Escrow Amount, to be held pursuant to the terms of the Escrow Agreement;

          (iii) Buyer and Superior shall execute and deliver, or cause to be executed and delivered, the Bill of Sale.

          (iv) Buyer and Superior shall execute and deliver the Escrow
  Agreement;

          (v) Buyer shall execute and deliver, or cause to be executed and delivered, the statement setting forth the agreed-upon value of the Accounts Receivable as contemplated by Section 2.1(a)(i)and

          (vi) Buyer and Superior shall execute and deliver, or cause to be executed and delivered, such certificates of Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Agreement as Buyer shall reasonably request.

          (vii) Buyer and Superior shall cause to be delivered to Seller and Whittaker the opinion of counsel contemplated by Section 6.3(c).

      (d) Post-Closing Deliveries.  At any time and from time to time after the
          ------------------------
Closing, at Buyer's request and without further consideration, Seller (or its successors) promptly shall (and Whittaker shall cause Seller or its successors
to) execute and deliver such documents and take such other action, as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Assets and the Business, to put Buyer in actual possession and operating control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement; provided, however, that nothing in this Section 2.4(d) shall require Seller to expend any funds other than in payment of customary out-of-pocket expenses or to indemnify any third party.

      (e) Consents.  Seller and Buyer each will use its best efforts to obtain
          ---------
as promptly as possible written consents to the transfer, assignment or sublicense to Buyer of all Contracts and Permits being transferred pursuant to
Section 2.1(a) hereof where the approval or other consent of any other person is required, but such efforts shall not require Seller or Buyer to pay any amount or to incur any obligation, including but not limited to any obligation to indemnify any third party. If any such approval or consent cannot be obtained, Seller will cooperate with Buyer in any reasonable arrangement designed to provide Buyer with substantially the same economic benefits as if such approval or other consent had been obtained and the transfer effected on the Closing Date.

     2.5. INTENTIONALLY OMITTED

     2.6. ALLOCATION OF PURCHASE PRICE. Within a reasonable time after the Closing and before preparation of IRS Form 8594, Seller and Buyer will allocate the Purchase Price among the Assets and Assumed Liabilities and will prepare IRS Form 8594 in accordance with such allocation. Seller and Buyer agree that they will not take any position which is materially inconsistent with such allocation in preparing income, capital or franchise tax returns. Seller and Buyer acknowledge that such allocation is the result of arm's length bargaining regarding the fair market value of the Assets. Buyer and Seller shall each file, with its respective federal income tax return for the year in which the Closing occurs, IRS Form 8594. Buyer agrees to report the purchase of the Assets, and Seller agrees to report the sale of the Assets, for income tax purposes in a manner consistent with the information contained in IRS Form 8594.

     2.7. RE-CONVEYANCE OF ACCOUNTS RECEIVABLE. For each Account Receivable with respect to which there has been disbursed to Buyer funds from the Escrow Account pursuant to the Escrow Agreement, Buyer shall re-convey the Account Receivable to Seller, who thereafter shall be entitled to collect and retain the proceeds thereof.

     2.8. PRORATIONS AND ADJUSTMENTS.

      (a) The operation of the Business and the income and normal operating expenses, including without limitation Assumed Liabilities and prepaid expenses, attributable thereto through 11:59 p.m. on the date of the Closing, shall be for the account of Seller and thereafter for the account of Buyer. Adjustments shall be made and paid at Closing to the extent feasible. A final accounting of prorated items shall be made by Buyer and Seller, and the sum due from either to the other pursuant to such accounting shall be paid in immediately available funds within sixty (60) days after the Closing Date.

      (b) Notwithstanding the foregoing, Seller and Buyer acknowledge that the Accounts Receivable set forth on Schedule 2.1(a) and the customer advances and
                                 ---------------
prepayments not included in the Accounts Receivable as of the Closing Date will be imprecise. Accordingly, Seller and Buyer agree to cooperate in preparing, within thirty days after the Closing Date, an updated Schedule 2.1(a) to
                                                      ---------------
accurately reflect the Accounts Receivable as of the Closing Date and an updated calculation of the customer advances and prepayments not included in the Accounts Receivable as of the Closing Date.

      (c) To the extent that the updated calculation of customer advances and prepayments not included in the Accounts Receivable as of the Closing Date is greater or less than the amounts previously estimated for purposes of computing the Purchase Price under Section 2.3, then (a) Buyer will promptly pay to Seller, in immediately available funds, the amount by which the updated calculation is less than the amount originally estimated or (b) Seller will promptly pay to Buyer, in immediately available funds, the amount by which the updated calculation is greater than the amount originally estimated.

      (d) Buyer will also promptly (a) send to Seller a check in the amount of 50% of any net additional Under 90 Receivables reflected on such updated

Schedule 2.1(a) and (b) deliver to the Escrow Agent an amount equal to (i) any
---------------
additional Over 90 Receivables plus (ii) 50% of any additional Under 90 Receivables, in each case as reflected on such updated Schedule 2.1(a), to be
                                                       ---------------
held in accordance with the terms of the Escrow Agreement.

  3.   REPRESENTATIONS AND WARRANTIES OF SELLER AND WHITTAKER

  Seller and Whittaker jointly and severally represent and warrant to Buyer and Superior that the representations and warranties set forth herein are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on that date. The representations and warranties in this
Article 3 or in any document delivered to Buyer or Superior pursuant to this Agreement are deemed to be material and Buyer and Superior are entering into this Agreement relying on such representations and warranties.

     3.1. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority (corporate and other) to own its properties, to carry on the Business as now being conducted, to execute and deliver this Agreement, the Bill of Sale, the Escrow Agreement and all other documents and instruments to be executed and delivered by it hereunder and to consummate the transactions contemplated hereby and thereby. Whittaker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to execute and deliver this Agreement, the Escrow Agreement and all other documents and instruments to be executed and delivered by it hereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly qualified to do business and is in good standing in all jurisdictions in which the failure to be so qualified would have a Material Adverse Effect. Schedule 3.1 contains a true, correct and complete list of all
                ------------
of the jurisdictions in which Seller has qualified to do business as of July 31, 1998.

     3.2. AUTHORIZATION. The execution and delivery by Seller and Whittaker of this Agreement, the Escrow Agreement and all other agreements provided for herein to which each is a party (including but not limited, in the case of Seller, to the Bill of Sale), and the consummation of all transactions contemplated hereby and thereby, has been duly authorized by all requisite corporate action of Seller (subject to shareholder approval if required by applicable law or Seller's Articles of Incorporation or Bylaws) and Whittaker. This Agreement and all such other agreements and obligations entered into and undertaken by Seller or Whittaker in connection with the transactions contemplated hereby constitute (subject only to shareholder approval as described above) the valid and legally binding obligations of Seller and Whittaker, enforceable against each in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by principles of equity, whether applied in a proceeding at law or in equity.

     3.3. NO VIOLATION.  Except as specified in Schedule 3.3, the execution and
                                                ------------
delivery by Seller and Whittaker and the performance by Seller and Whittaker of their respective obligations under this Agreement, the Bill of Sale, the Escrow Agreement and the agreements provided for herein, and the consummation by Seller and Whittaker of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Seller or Whittaker;
(b) violate the provisions of the Articles of Incorporation or Bylaws of Seller or Whittaker; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator which is binding on Seller or Whittaker; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the Assets pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which it or any of the Assets are or may be bound, other than with respect to obligations of Seller which will be discharged at or prior to Closing and except, in the case of clauses (a), (c) and (d), for such violations, conflicts, breaches, terminations, defaults, liens, charges and encumbrances as would not have, individually or in the aggregate, a Material Adverse Effect. Schedule 3.3 attached hereto sets forth a true, correct and
                 ------------
complete list of all consents, approvals, permissions, licenses, authorizations and other requirements prescribed by law, rule, regulation or by contract in connection with the consummation by Seller or Whittaker of the transactions contemplated by this Agreement that, if not complied with by Seller or Whittaker, would result, individually or in the aggregate, in a Material Adverse Effect.

     3.4. OWNERSHIP OF THE ASSETS.

      (a) Seller is, and at the Closing will be, the true and lawful owner of the Assets to be conveyed by Seller, and will have the right to sell and transfer to Buyer good and marketable title to all Assets, free and clear of all Encumbrances, except for the Assumed Liabilities, those Encumbrances listed on Schedule 3.4, the lien of taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions and other matters, including statutory liens, which would not have a Material Adverse Effect. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to all Assets in Buyer, free and clear of all Encumbrances except for the Assumed Liabilities, those Encumbrances listed on Schedule 3.4, the lien of taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions and other matters, including statutory liens, which would not have a Material Adverse Effect.

      (b) The Assets to be conveyed to Buyer hereunder constitute substantially all properties, assets, rights and claims (other than Excluded Assets) which are necessary to the conduct of the Business as currently conducted by Seller.

     3.5. FINANCIAL STATEMENTS.

      (a) Whittaker has previously delivered to Buyer the Audited Financial Statements. Seller has also previously delivered to Buyer its Current Balance Sheet and the other Current Financial Statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with past practice, except for changes to past practice required by generally accepted accounting principles and disclosed therein and except that the Current Financial Statements do not include note information and are subject to year-end adjustments which would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) The Financial Statements are accurate and complete (except for minor matters which will not, individually or in the aggregate, result in a Material Adverse Effect) and fairly present, as of their respective dates, the financial condition, retained earnings (deficit), assets and liabilities of Whittaker (with respect to the Audited Financial Statements) and Seller (with respect to the Current Financial Statements) and the respective results of operations and (with respect to the Audited Financial Statements) cash flows of each for the periods indicated, in accordance with generally accepted accounting principles applied consistently with past practice (except for changes to past practice required by generally accepted accounting principles and disclosed therein), subject, in the case of the Current Financial Statements, to year-end adjustments which would not, individually or in the aggregate, have a Material Adverse Effect.

     3.6. LITIGATION.  Except as set forth on Schedule 3.6 attached hereto,
                                              ------------
Seller is not a party to any pending Litigation, neither the Business nor any of the Assets are subject to any pending Litigation, and to Seller's knowledge it has not been threatened with any Litigation which threat has not been resolved, except for in each case Litigation that if not resolved favorably to Seller would not have a Material Adverse Effect. Seller is not in violation of or in default with respect to any judgment, order, award, writ, injunction, decree or rule of any court, governmental authority or any regulation of any administrative agency or governmental authority, where such violation or default would have a Material Adverse Effect or would adversely affect the consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.6,
                                                                 ------------
Seller has not received notice of any product liability claim, warranty claim or other claim whatsoever which, if decided adversely, individually or in the aggregate would have a Material Adverse Effect.

     3.7. INTENTIONALLY OMITTED

     3.8. WORK IN PROCESS.  Schedule 3.8 provides a complete listing as of July
                            ------------
31, 1998 of all jobs in process related to the Business, the costs of each incurred through July 31, 1998 and the estimated costs of completion as of July 31, 1998. The estimations of the costs of completion, including but not limited to the assumptions used in deriving them, are reasonable for the industry in which the Business operates and are consistent with Seller's past practices.
The percentage of total income for each fixed-price job in process which Seller has recognized as of the Closing Date does not exceed the percentage of completion of such job as of the Closing Date. For purposes hereof, a "fixed price" job is one which provides a fixed dollar payment to Seller or the Business for completion of the job. Since July 31, 1998, there has been no change in the information contained in Schedule 3.8 which Seller believes will
                                       ------------
have a Material Adverse Effect.

     3.9. FIXED ASSETS.  Schedule 3.9 sets forth a true, correct and complete
                         ------------
list of all Fixed Assets as of July 31, 1998 having on an individual basis a book value or a fair market value in excess of $500. Except as set forth in

Schedule 3.9, the Fixed Assets taken as a whole are in good condition and repair
------------
and are sufficiently operational to enable Buyer to conduct the Business in essentially the same manner in which it has been conducted by Seller.

     3.10.  LEASED PREMISES.

      (a) The Leased Premises comply in all material respects, with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees of any and all government agencies, except for such failures to comply as have not had and will not have a Material Adverse Effect. There is no uncured breach of any material condition or requirement imposed by, or pursuant to, any permit or license issued with respect to the Leased Premises. There is no action pending or, to the best of Seller's knowledge, threatened by any government agencies claiming that the Leased Premises violates any government regulations or threatening to shut down the Business or the use of the Assets or to prevent the Assets from being used as presently used.

      (b) All Fixed Assets located in the buildings located on or included in the Leased Premises are in good condition and repair, normal wear and tear excepted.

     3.11.  CHANGE IN FINANCIAL CONDITION AND ASSETS.  Except as set forth on

Schedule 3.11 attached hereto, since July 31, 1998 there has been no change (not
-------------
including world events or general economic conditions) in the Business or the
Assets which has had a Material Adverse Effect.   Seller has no knowledge of any
existing or threatened occurrence, event or development which it believes will have a Material Adverse Effect.

     3.12.  ACCOUNTS RECEIVABLE.  Schedule 3.12 sets forth a true, correct and
                                  -------------
complete list, as of July 31, 1998, of all current Accounts Receivable, including an aging thereof and all amounts credited against such receivables under any rebate, discount, or allowance policies. All such Accounts Receivable arose out of the sales of products or services in the ordinary course of business and, except as set forth on Schedule 3.12, Seller has no knowledge that any such Account Receivable is not collectible in the face value amount thereof in the ordinary course, using normal collection procedures, subject to non-collectible accounts in amounts consistent with Seller's normal collection experience, net of returns as set forth thereon. Since July 31, 1998, there has been no change in the information contained in Schedule 3.12 which would have a Material Adverse Effect.
             -------------

     3.13. BOOKS AND RECORDS. The general ledgers and books of account of Seller with respect to the Business and the Assets, all federal, state and local income, franchise, property and other tax returns filed by Seller with respect to the Business or the Assets, and all other books and records of Seller with respect to the Business and the Assets, are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations other than any inaccuracy, omission or variance from such practice and procedures which has no Material Adverse Effect.

     3.14.  CONTRACTS AND COMMITMENTS.

      (a) Schedule 3.14 attached hereto contains a true, complete and correct
          -------------
list of the following contracts and agreements as of July 31, 1998, whether written or oral, which relate to the Business:

          (i) All loan agreements, indentures, mortgages and guaranties by which the Assets are bound;

          (ii) All pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which Seller is a party or by which any of the Assets is bound;

          (iii)  INTENTIONALLY OMITTED

          (iv) All sales agreements, service agreements and client contracts to which Seller is a party which provide for payment or receipt by Seller of more than $10,000;

          (v) All agency, distributor, sales representative and similar agreements to which Seller is a party which provide for payment or receipt by Seller of more than $10,000;

          (vi) All written return policies and warranties, and to Seller's knowledge, all oral return policies and warranties, relating to products or services provided by the Business as the same are currently in effect or may have been in effect from time to time since March 1, 1997, as well as any exception to such policies, all agreements to which Seller is a party relating to cooperative advertising arrangements, all written rebate, discount or allowance arrangements and to Seller's knowledge, all oral rebate, discount or allowance arrangements; and

          (vii) All other contracts, agreements or other binding arrangements, whether written or oral, which are material to the Business as conducted as of the date hereof and the Closing Date or the Assets taken as a whole.

      (b) Schedule 3.14 also identifies the Contracts, which shall be assigned
          -------------
by Seller to Buyer.  Except as set forth on Schedule 3.14:
                                            -------------

          (i) Each Contract is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by principles of equity (whether considered in a proceeding at law or in equity) and Seller has no knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

          (ii) Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by it prior to the date hereof, and Seller is aware of no reason that it would not have been able to fulfill, when due, all of the obligations under the Contracts which remain to be performed after the date hereof;

          (iii) Seller is not (and to the best of Seller's knowledge no other party is) in breach of or default in any material respect under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder;

          (iv) Except as set forth on Schedule 3.3, the continuation, validity
                                      ------------
  and effectiveness of each Contract would not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without the consent of any other party.

      (c) True, correct and complete copies of all of the written Contracts have been delivered by Seller to Buyer. True, correct and complete written descriptions of all of the oral Contracts have been delivered by Seller to Buyer. Since July 31, 1998, to the knowledge of Seller there has been no change in the information contained in Schedule 3.14 which would have a Material
                                -------------
Adverse Effect.

     3.15. PERMITS. Seller has all Permits, other than those the absence of which would not have a Material Adverse Effect, copies of which Permits will be provided to Buyer upon request. Seller has not engaged in any activity which would cause or, to the knowledge of Seller, allow revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to the knowledge of Seller, threatened. Except as set forth on Schedule 3.15, there are no existing
                                            -------------
defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by Seller under any Permit, except any such default or event of default which would not have a Material Adverse Effect. Except as set forth on Schedule 3.15, all Permits are
                                        -------------
transferable to Buyer and the consummation of the transactions contemplated by this Agreement will in no way affect the continuation, validity or effectiveness of the Permits or require the consent of any third party under any such Permit which consent has not been obtained.

     3.16. COMPLIANCE WITH LAWS. Seller is not in violation of, and the Business does not violate, any law, regulation or ordinance (including but not limited to laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to the Assets or the operation of the Business, the violation of which would have a Material Adverse Effect. Except as set forth on Schedule 3.16,
                                                              -------------
Seller has not received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

     3.17.  EMPLOYEE RELATIONS.

      (a) To the extent they relate to the Employees, Seller is in compliance in all material respects, with all material federal, state and local laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no material arrearages in the payment of wages or taxes or workers compensation assessments or penalties

      (b) Except as set forth on Schedule 3.17:
                                 -------------

          (i) None of the Employees are represented by any labor union.

          (ii) There is no material labor grievance pending against or affecting Seller with respect to the Employees and no unfair labor practice complaint against Seller with respect to the Employees pending before the National Labor Relations Board or any state or local agency affecting Seller.

          (iii) There is no pending labor strike or other material labor trouble affecting Seller. There is no petition pending before the National Labor Relations Board and no question concerning any petition is presently being raised or, to the knowledge of Seller, is threatened respecting the Employees or former Employees.

          (iv) There is no pending litigation, or other proceeding or basis for an unasserted claim against Seller based on any Employee's or group of Employees' employment relationship with Seller (insofar as such relationship pertains to the Business), including but not limited to claims for contract, tort, discrimination, employee benefits or wrongful termination. No charges against Seller with respect to any Employee or former Employee are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices.

          (v) Seller has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation against Seller with respect to the Employees or former Employees and, to the knowledge of Seller, no such investigation is in progress.

      (c) Seller has previously provided Buyer with a true, correct and complete list of Seller's payroll for the Employees as of July 31, 1998 and will deliver a true, correct and complete list of Seller's payroll for the Employees as of the Closing Date.

      (d) INTENTIONALLY OMITTED

      (e) There are no employees or independent contractors, other than those listed on Schedule 1.22, whose contributions to the Business within the last
          -------------
twelve months have been, or are currently, material to the successful conduct of the Business in the manner heretofore conducted.

     3.18.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on

Schedule 3.18 attached hereto, since April 30, 1998, Seller has not entered into
-------------
any material transaction with respect to the Business which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, Seller has not:

      (a) Mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Assets;

      (b) Sold or purchased, assigned or transferred any material assets used in the operation of the Business;

      (c) Suffered any casualty losses to the Assets, whether insured or uninsured, and whether or not in the control of Seller, in excess of $50,000 in the aggregate, or waived any rights of any value unless such loss or waiver is reflected in the Current Financial Statements;

      (d) Suffered any Material Adverse Effect.

  Seller has provided to Buyer a true, complete and accurate list of Seller's backlog as of the last day of month from October, 1997 through July, 1998.

     3.19.  CUSTOMERS.  Schedule 3.19 sets forth a true, correct and complete
                        -------------
list of the names of the customers of the Business which accounted for dollar volumes of purchases from Seller related to the Business, for the nine months ended July 31, 1998, in excess of $10,000. None of the customers listed on

Schedule 3.19 has notified Seller that it intends to discontinue its
-------------
relationship with Seller, except as set forth on such Schedule.

     3.20.  SUPPLIERS.  Schedule 3.20 sets forth a true, correct and complete
                        -------------
list of the names of the suppliers of Seller relating to the Business which accounted for dollar volumes of purchases by Seller, for the nine months ended July 31, 1998, in excess of $10,000. Seller is not a party to any requirements contract relating to the purchase of property used in the conduct of the Business. None of the suppliers listed on Schedule 3.20 has notified Seller
                                           -------------
that it intends to discontinue its relationship with Seller, except as set forth on such Schedule.

     3.21.  PREPAYMENTS AND DEPOSITS.  Except as reflected on Schedule 3.21,
                                                              -------------
Seller has no prepayments or deposits from customers for products to be shipped, or services to be performed, after the Closing Date relating to the Business.

     3.22.  TRADE NAMES AND OTHER INTELLECTUAL PROPERTY.  Schedule 3.22 attached
                                                          -------------
hereto sets forth a true, correct and complete list and, where appropriate, a description of, all Intellectual Property. Other than as set forth on Schedule
                                                                       --------
3.22, during Seller's existence the only name used in connection with the
----
Business by Seller is its corporate name set forth in the preamble of this Agreement. Except as otherwise disclosed in Schedule 3.22, Seller is the sole
                                             -------------
and exclusive owner, free and clear of all Encumbrances, of all Intellectual Property applicable to the Business and all designs, permits, labels and packages used on or in connection therewith, and Seller has not received notice of any claim against Seller that any of its operations, activities, products or publications used in connection with the Business infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. Seller has taken all steps it deems reasonably necessary to protect its right, title and interest in and to the Intellectual Property. Except as set forth in Schedule 1.30 or as indicated in Schedule 3.22, there is no property that is not owned or leased by Seller but that is used by Seller in the operation of the Business of the type which, if owned or leased by Seller, would constitute Intellectual Property (other than property the unavailability of which to Buyer would not have a Material Adverse Effect).

     3.23.  EMPLOYMENT AGREEMENTS, BENEFIT PLANS, ETC.

      (a) Seller has no written employment or other written agreements, and to the knowledge of Seller has no verbal employment, consulting or other similar agreements, with any of the Employees, except as disclosed in Schedule 3.23.
                                                              -------------

      (b) Seller does not maintain or, except as disclosed in Schedule 3.23,
                                                              -------------
contribute to, any Benefit Plan or Compensation Arrangement.

      (c) Each of the Benefit Plans and Compensation Arrangements disclosed in

Schedule 3.23 has been duly adopted as required and operated in material
-------------
compliance with its provisions and is in material compliance with all applicable requirements of ERISA and the Code, including the timely adoption of necessary amendments and submissions thereof to the Internal Revenue Service, where required.

      (d) Each of the Benefit Plans disclosed in Schedule 3.23 which is intended
                                                 -------------
to be a qualified plan under Section 401(a) of the Code has received a favorable determination of the Internal Revenue Service to that effect. To the knowledge of Seller, no event has occurred which would cause the loss of qualification under Section 401(a) of the Code or the imposition of any liability, penalty or tax thereunder with respect to the operation of such Benefit Plans which in each case would result in a Material Adverse Effect. To the extent that the failure to do same would result in a Material Adverse Effect, Seller has (i) timely made all contributions required to be made to each of the Benefit Plans by law or by the terms of the Benefit Plan and (ii) has timely complied with all material reporting and disclosure requirements applicable to each of the Benefit Plans under ERISA and the Code. To the extent same would result in a Material Adverse Effect, Seller has not materially breached any of the fiduciary responsibility provisions of Title I of ERISA nor engaged in any transaction prohibited under
Section 406 or 407 of ERISA or Section 4975 of the Code.

      (e) INTENTIONALLY OMITTED

      (f) Except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA, no Benefit Plan provides health or life insurance benefits for retirees or future retirees which would result in a Material Adverse Effect.

      (g) INTENTIONALLY OMITTED

     3.24. ENVIRONMENTAL LAW. The Leased Premises are not listed or, to Seller's knowledge, proposed for listing on the National Priorities List or listed on the Comprehensive Environmental Response, Compensation, Liability Information System List or any comparable list maintained by any foreign, federal, state, regional, county or local authority. There are no proceedings pending, or to the knowledge of Seller, threatened, under any Environmental Law against or affecting Seller, or the Leased Premises in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect. To the knowledge of Seller, Seller is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal with respect to any Environmental Law to the extent such default would have a Material Adverse Effect.

     3.25.  TAXES.  Except as set forth on Schedule 3.25:
                                           -------------

      (a) To the extent that they could become a lien upon any of the Assets or result in a Material Adverse Effect, Seller has paid or made adequate provision on its books and records for the payment of all Federal, state, local and foreign taxes, including withholding taxes, unemployment insurance contributions, FICA, Medicare and penalties or other payments required, as the case may be, to be paid or accrued in respect of its business, assets and employees for all periods up to and including the Closing Date (whether or not assessed), and is not in default in payment of any such tax and has duly filed all tax reports and returns required in connection therewith to be filed by it.

      (b) Seller has received no notice of any tax deficiency outstanding, proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax or executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any taxes, which in any case could have a Material Adverse Effect. There are no material tax liens upon, pending against or, to the knowledge of Seller, threatened against any of the Assets.

     3.26. COMPUTER AND OTHER SYSTEMS. To Seller's knowledge, the computer systems and other business systems (including but not limited to telephone and voice mail systems) and associated and peripheral equipment, computer software, technical and other documentation currently used by Seller in the operation of the Business and data entered into or created by the foregoing from time to time constitute all such items necessary for the operation of the Business in substantially the manner operated as of the Closing Date. Seller has no knowledge that any of such items is not Year 2000 Compliant except as specified in Schedule 3.26. For purposes hereof, "Year 2000 Compliant" means that such
   -------------
systems (a) can process, manipulate and store data relating to dates after December 31, 1999 as well as dates on or prior thereto; (b) can interpret and respond to two-digit year date input in a manner that resolves any ambiguity as to the century in which the year occurs; and (c) will function accurately and without interruption before, during, and after January 1, 2000, without any adverse change in operations associated with the advent of the new century. Except as specified in Schedule 3.26, disaster recovery plans are in effect and
                       -------------
are adequate to ensure that such systems can be replaced or substituted without material disruption to the business of Seller. Except as specified in Schedule
                                                                       --------
3.26, Seller has valid licenses for all software used by it in the conduct of
----
the Business for which licenses are required.

     3.27. DISCLOSURE. No representation or warranty by Seller in this Agreement or in any Exhibit or Schedule hereto, or in any certificate delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

  4.   REPRESENTATIONS AND WARRANTIES OF BUYER AND SUPERIOR

  Buyer and Superior jointly and severally represent and warrant to Seller and Whittaker that the representations and warranties set forth herein are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on that date. The representations and warranties in this Article 4 or in any document delivered to Seller or Whittaker pursuant to this Agreement are deemed to be material and Seller and Whittaker are entering into this Agreement relying on such representations and warranties.

     4.1. ORGANIZATION AND AUTHORITY. Buyer is duly organized and validly existing and in good standing under the laws of the State of Michigan, and has requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. Buyer has full power to execute and deliver this Agreement, the Bill of Sale, the Escrow Agreement and all other documents and instruments to be executed and delivered hereunder and to consummate the transactions contemplated hereby and thereby. Superior is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to execute and deliver this Agreement, the Bill of Sale, the Escrow Agreement and all other documents and instruments to be executed and delivered by it hereunder and to consummate the transactions contemplated hereby and thereby.

     4.2. AUTHORIZATION. The execution and delivery of this Agreement, the Bill of Sale, the Escrow Agreement and all other agreements provided for herein by Buyer and Superior, and the consummation by Buyer and Superior of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Buyer and Superior. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of Buyer and Superior, enforceable against each in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally and by principles of equity, whether applied in a proceeding at law or in equity.

     4.3. NO VIOLATION. The execution and delivery by Buyer and Superior and performance by Buyer and Superior of their respective obligations under this Agreement, the Bill of Sale, the Escrow Agreement and all other agreements provided for herein by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulations applicable to Buyer or Superior; (b) violate the provisions of the Articles of Incorporation or Bylaws of Buyer or Superior; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Buyer or Superior. Schedule 4.3 attached hereto sets forth a
                                  ------------
true, correct and complete list of all consents, approvals, permissions, licenses, authorizations and other requirements prescribed by law, rule, regulation or by contract in connection with the consummation by Buyer and Superior of the transactions contemplated by this Agreement that, if not complied with by Buyer or Superior, would result, individually or in the aggregate, in a material adverse effect on the ability of either to perform its obligations under this Agreement.

     4.4. REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Buyer or Superior and which are necessary for the consummation by Buyer or Superior of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

                           5.   PRE-CLOSING COVENANTS

     5.1. ACCESS TO RECORDS AND PROPERTIES OF SELLER.
                                                    -

      (a) Access.  Between the date of this Agreement and the Closing Date,
      --- ------
subject to applicable laws, rules and regulations and to fiduciary and privacy obligations of which Seller will advise Buyer in writing, Seller shall afford the officers, attorneys, accountants and other authorized representatives of Buyer reasonable access upon reasonable notice and during normal business hours to all personnel, offices, properties, books and records of Seller (including but not limited to documentation of any of the matters set forth in Seller's representations and warranties in Article 3), so that Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Business (provided that such access is not unreasonably disruptive to the normal business operations of Seller), and Buyer shall be permitted to make abstracts from, or copies of, all such books and records. Seller shall furnish to Buyer such financial and operating data and other information as to the Assets and the Business as Buyer shall reasonably request. In connection therewith, Buyer shall have the right to contact and hold discussions with Seller's customers, suppliers and the landlord of the Leased Premises; provided, that Buyer shall not contact any of such parties without first notifying Seller and shall cooperate with Seller in structuring such contacts so as to provide minimal disruption to Seller's business.

      (b) Confidentiality.  Between the date of this Agreement and the Closing
          ----------------
Date, each of Buyer and Superior shall, and shall cause its representatives to, keep all Restricted Information confidential, and without the prior written consent of Seller, each of Buyer and Superior shall not, and shall cause its representatives not to, disclose the Restricted Information in any manner whatsoever, in whole or in part, or use the Restricted Information for any purpose other than evaluating the transactions contemplated by this Agreement; provided, however, that each of Buyer and Superior and its representatives may provide such Restricted Information in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the Restricted Information which, on the advice of counsel, is legally required to be furnished and provided that Superior or Buyer notifies Seller of its obligation to provide such Restricted Information prior to such disclosure and fully cooperates with Seller to protect the confidentiality of such Restricted Information under applicable law. The Restricted Information, and all copies thereof, will be destroyed or returned immediately, without retaining any copies thereof, if this Agreement is terminated prior to the Closing.

      (c) Survival.  The provisions of Section 5.1(b) shall survive any
          ---------
termination of this Agreement.

     5.2. CONDUCT OF THE BUSINESS OF SELLER PENDING THE CLOSING.

      (a) Operation in Ordinary Course.  From the date hereof to the Closing,
          -----------------------------
except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing, Seller shall operate the Business as presently operated and only in the ordinary course, and, consistent with such operation, Seller shall use its best efforts to preserve the present Employees, reputation and business organization of Seller and the relationship of Seller with persons having business dealings with it.

      (b) Restricted Activities.  From the date hereof to the Closing, except as
          ----------------------
expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing, Seller shall not, and shall not agree to:

          (i) effect any amendment to its Articles of Incorporation or Bylaws which would impair the ability of Seller to consummate the transactions contemplated hereunder;

          (ii) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets except for statutory liens for amounts not yet due;

          (iii) sell, assign, or transfer any of the Assets, except in the ordinary course of business and except for excess and obsolete items sold as scrap to parties other than customers and competitors of the Business;

          (iv) merge or consolidate with or into any corporation or other entity;

          (v) compromise any claims, or waive any rights, of material value to the Business;

          (vi) modify, amend, alter or terminate any of the Contracts except for modifications, amendments, alterations or terminations which, individually or in the aggregate, would not result in a Material Adverse Effect;

          (vii) take or omit to take any act constituting a breach or default under any contract, indenture or agreement by which any of the Assets are bound except those which, individually or in the aggregate, would not have a Material Adverse Effect;

          (viii) fail to use best efforts to (A) preserve the possession, control and good condition of the Assets and Business, (B) keep in faithful service its present officers and key Employees, (C) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with the Business, and (D) keep and preserve the Business existing on the date hereof until the Closing Date;

          (ix) fail to operate the Business and maintain its books, accounts and records in the customary manner and in accordance with past practice;

          (x)  INTENTIONALLY OMITTED

          (xi) enter into any new, or amend or modify any existing, collective bargaining agreement affecting the Employees;

          (xii) enter into any joint venture, partnership or other arrangement for the conduct of the Business;

          (xiii)  INTENTIONALLY OMITTED

          (xiv)  INTENTIONALLY OMITTED

          (xv)  INTENTIONALLY OMITTED

          (xvi) make any capital investment in any subsidiary, joint venture or other person or entity.

      (c) No Actions to Violate Representations and Warranties.  Seller and
          -----------------------------------------------------
Whittaker shall each refrain from taking any action which would render any representation and warranty contained in Article 3 hereof inaccurate at any time between the date hereof and the Closing Date, including as of the Closing Date, and shall promptly advise Buyer of any inaccuracy or breach of any representation and warranty, covenant, condition or obligation of Seller or Whittaker contained in this Agreement. Buyer and Superior shall each refrain from taking any action which would render any representation and warranty contained in Article 4 hereof inaccurate at any time between the date hereof and the Closing Date, including as of the Closing Date, and shall promptly advise Seller of any inaccuracy or breach of any representation and warranty, covenant, condition or obligation of Buyer or Superior contained in this Agreement.

     5.3. CONSENTS AND NOTICES. Promptly after the date hereof, Seller and Buyer shall cooperate and use their best efforts to obtain all consents, waivers, approvals and authorizations which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, or to continue in effect and to assure that Seller (prior to Closing) and Buyer (from and after the Closing) shall continue to be entitled to all of the benefits of the Contracts, instruments, licenses, Permits, authorizations, commitments and orders of Seller and shall give all notices to third parties required to be given in contemplation and as a result of the transactions contemplated by this Agreement.

     5.4. REGULATORY FILINGS. The parties hereto shall prepare and give or make any necessary notices or filings under any other Federal, state or foreign laws, rules and regulations to effectuate this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.

     5.5. NO SHOPPING.

      (a) Actions Prohibited.  Until such time, if any, as this Agreement is
          -------------------
terminated pursuant to Article 11, neither Seller nor Whittaker shall directly or indirectly, through any director, officer, agent, financial adviser or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a substantial portion of the Assets or the Business in any form or any equity interest in the Seller to the extent it would impair the closing of the transactions contemplated hereunder. Except in connection with the proper discharge, with the advice of counsel, by the directors of Seller or Whittaker of their fiduciary duties under applicable law, neither Seller nor Whittaker shall participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Except in connection with the proper discharge, with the advice of counsel, by the directors of Seller or Whittaker of their fiduciary duties under applicable law, each of Seller and Whittaker shall use its best efforts to cause all materials previously furnished to any third party, that relate to any proposed sale of all or a substantial portion of the Assets or the Business in any form or any equity interest in the Seller, to be promptly returned to Seller or Whittaker, to the extent that Whittaker or Seller have the right to require such materials to be returned, and shall cease any negotiations conducted in connection therewith or otherwise conducted with any such parties. Seller shall promptly notify Buyer if any such proposal or offer, or any inquiry or contract with any person with respect thereto, is made and shall provide Buyer with a copy of any written proposal or offer.

      (b) Damages to Buyer for Violation.  Seller acknowledges that Buyer:
          -------------------------------

          (i) has spent, and will be required to spend, substantial time and effort in examining the business, properties, affairs, financial condition and prospects of the Business;

          (ii) has incurred, and will continue to incur, substantial fees and expenses in connection with such examination, the preparation of this Agreement and the accomplishment of the transactions contemplated hereunder; and

          (iii) will be unable to evaluate and, possibly, make investments in or acquire other entities, as an alternative to the Assets and the Business, due to the limited number of personnel available for the aforesaid purpose and the constraints of time.

     Therefore, to induce Buyer to enter into this Agreement, if Seller directly or indirectly, through any director, officer, agent, financial adviser or otherwise, solicits, initiates or encourages submission of proposals or offers from any person relating to any acquisition or purchase of all or a portion of the Assets or the Business in any form or any equity interest in the Seller, to the extent it would prevent the closing of the transactions contemplated hereunder, or if Seller participates in any negotiations regarding, or furnishes to any other person any information with respect to, or otherwise cooperates in any way with, or assists or participates in, facilitates or encourages, any effort or attempt by any other person to do or seek any of the foregoing, then Buyer shall be entitled to receive, and Seller shall promptly pay to Buyer on demand, all of the documented expenses of the Buyer reasonably incurred in connection with the transactions contemplated under this Agreement, including but not limited to reasonable fees and disbursements of the Buyer's counsel, accountants, financial advisors and other consultants or agents. The obligations to pay such expenses shall survive any termination of this Agreement.

     The foregoing amounts shall be payable to Buyer notwithstanding that any action taken by the directors of Seller or Whittaker which may give rise to the obligation to pay may have been in accordance with the fiduciary duties of the directors. The parties acknowledge that the amount to be paid hereunder is to compensate Buyer for its time, efforts and expenses in connection with this transaction and is not a penalty.

     5.6. PUBLIC ANNOUNCEMENTS. The parties will cooperate in the issuance of any press releases or otherwise in the making of any public statements with respect to the transactions contemplated hereby. The parties agree that prior to the Closing Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement or the transactions contemplated hereby shall be subject to the approval of all parties hereto, which approval shall not be unreasonably withheld; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation, including, without limitation, any disclosures made necessary by the status of any Affiliate of Seller or Buyer as a public company (in which case the disclosing party will advise the other party prior to making the disclosure) and shall, insofar as may be practicable, reflect in such disclosure substantially all reasonable comments of the other parties.

     5.7. REASONABLE EFFORTS TO SATISFY CONDITIONS. Seller and Whittaker shall each use all reasonable efforts to cause the conditions to the obligations of Buyer and Superior contained in Sections 6.1 and 6.2 hereof to be satisfied to the extent that the satisfaction of such conditions is in the control of Seller or Whittaker, and Buyer and Superior shall each use all reasonable efforts to cause the conditions to the obligations of Seller and Whittaker contained in Sections 6.1 and 6.3 hereof to be satisfied to the extent that the satisfaction of such conditions is in the control of Buyer or Superior; provided, however, that the foregoing shall not constitute a limitation upon the covenants and obligations of the parties hereto otherwise expressly set forth in this Agreement.

                           6.   CONDITIONS TO CLOSING

     6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO CONSUMMATE THE TRANSACTIONS. The respective obligations of each party hereto to consummate the transactions contemplated hereunder are subject to the satisfaction or, where permissible under applicable law, waiver, on or prior to the Closing Date, of the following conditions:

      (a) Approval of Seller's Shareholder.  If, and to the extent required by
          ---------------------------------
the California Corporation Code or the Articles of Incorporation, as amended, or the Bylaws, as amended, of Seller, this Agreement and the transactions contemplated hereunder shall have been approved by the shareholder of Seller.

      (b) Regulatory Filings.  All applicable waiting periods with respect to
          -------------------
any regulatory filings made pursuant to Section 5.4 hereof shall have expired or been terminated.

      (c) No Change in Law, Etc.  No statute, rule, regulation, executive order,
          ----------------------
decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority which prohibits the consummation of the transactions contemplated hereunder or which would make such consummation illegal.

     6.2. ADDITIONAL CONDITIONS TO OBLIGATION OF BUYER AND SUPERIOR TO CONSUMMATE THE TRANSACTIONS. The obligation of Buyer and Superior to consummate the transactions contemplated hereunder is also subject to the satisfaction or waiver by Buyer or Superior, on or prior to the Closing Date, of the following conditions:

      (a) Representations and Warranties; Performance of Obligations of Seller
          --------------------------------------------------------------------
and Whittaker.
--------------

          (i) The representations and warranties of Seller and Whittaker set forth in Article 3 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the closing of the transactions contemplated hereunder shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, and Seller and Whittaker shall have provided updated information for all Schedules required to be furnished by either hereunder and that provide information as of the Closing Date so that such Schedules are true and correct as of the Closing Date.

          (ii) Each of Seller and Whittaker shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date.

      (b) Consents.  All consents required for Closing specified on Schedule 3.3
          ---------
shall have been obtained.

      (c) Opinion of Counsel to Seller.  On the closing Date, Seller and
          -----------------------------
Whittaker shall have caused to be delivered to Buyer and Superior an opinion of counsel in form and substance reasonably satisfactory to Buyer and Superior, dated the Closing Date, substantially in the form of Exhibit 6.2(c) hereto.
                                                     --------------

      (d) Deliveries.  Seller and Whittaker shall have delivered to Buyer and
          -----------
Superior the documents and instruments specified in Section 2.4(b).

      (e) INTENTIONALLY OMITTED

      (f) Legal Proceedings.  There shall not be pending or threatened (A) any
          ------------------
effective injunction or restraining order prohibiting the transactions contemplated by this Agreement, (B) any legal proceeding seeking such an injunction or order or seeking damages from Buyer in connection with those transactions, or (C) any legal proceeding which has or will have may have a Material Adverse Effect.

      (g) No Change.  Since the date of the Current Financial Statements, no
          ---------
change in the Business or the financial condition of the Business, or any material loss or casualty to the Assets, shall have occurred which has had or will have a Material Adverse Effect.

      (h) INTENTIONALLY OMITTED

      (i) Escrow Agreement.  Seller, Whittaker and the Escrow Agent shall have
          ----------------
executed and delivered the Escrow Agreement.

      (j) Employment Agreements and Releases.  Each of Andrew Rushmere and Cordy
          ----------------------------------
L. Strawser shall have entered into employment or contracting arrangements satisfactory to Buyer. With respect to all non-competition and non-disclosure covenants or agreements in favor of Seller and applicable to Employees who will be employed by Buyer, Seller shall have (i) executed and delivered written releases releasing all such Employees from the provisions thereof (except for the provisions thereof preventing competition with Seller or Whittaker in fields or lines of business unrelated to the Business) or (ii) at Buyer's request, assigned to Buyer all of such obligations which are assignable.

      (k) Actions and Proceedings.  All actions, proceedings, instruments and
          ------------------------
documents required to carry out the transactions contemplated hereunder shall have been reasonably satisfactory to counsel to Buyer and Superior, and Seller and Whittaker shall have delivered such additional certificates and other documents as Buyer or Superior shall have reasonably requested to consummate the transactions contemplated hereunder.

     6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER AND WHITTAKER TO CONSUMMATE THE TRANSACTIONS. The obligations of Seller and Whittaker to consummate the transactions contemplated hereunder are also subject to the satisfaction or waiver by Seller or Whittaker, on or prior to the Closing Date, of the following conditions:

      (a) Representations and Warranties.   The representations and warranties
          -------------------------------
of Superior and Buyer set forth in Article 4 and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the closing of the transactions contemplated hereunder shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date and Buyer and Superior shall have provided updated information for all Schedules required to be furnished by either hereunder so that such Schedules are true and correct as of the Closing Date.

      (b) Performance of Obligations of Buyer and Superior.  Each of Buyer and
          -------------------------------------------------
Superior shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date.

      (c) Opinion of Counsel to Buyer.  On the Closing Date, Buyer and Superior
          ----------------------------
shall have caused to be delivered to Seller and Whittaker an opinion of counsel in form and substance reasonably satisfactory to Seller and Whittaker, dated the Closing Date, substantially in the form of Exhibit 6.3(c) hereto.
                                           --------------

      (d) Deliveries.  Buyer and Superior shall have delivered to Seller and
          -----------
Whittaker the consideration and the other documents and instruments specified in
Section 2.4(c).

      (e) Escrow Agreement.  Buyer, Superior and the Escrow Agent shall have
          ----------------
executed and delivered the Escrow Agreement and Buyer shall have delivered to the Escrow Agent the Escrow Amount.

      (f) Legal Proceedings.  There shall not be pending or threatened (A) any
          ------------------
effective injunction or restraining order prohibiting the transactions contemplated by this Agreement or (B) any legal proceeding seeking such an injunction or order or seeking damages from Seller in connection with those transactions.

      (g) Employment Agreements.  Existing employment agreements between Seller
          ---------------------
(or its predecessor in interest) and any of the Employees shall have been terminated by mutual written consent of Seller and each such Employee.

      (h) Actions and Proceedings.  All actions, proceedings, instruments and
          ------------------------
documents required to carry out the transactions contemplated hereunder shall have been reasonably satisfactory to counsel to Seller and Whittaker, and Buyer and Superior shall have delivered such additional certificates and other documents as Seller or Whittaker shall have reasonably requested to consummate the transactions contemplated hereunder.

                          7.   POST-CLOSING AGREEMENTS

     7.1. PROPRIETARY INFORMATION.

      (a) Obligation of Seller and Whittaker.  Each of Seller and Whittaker
          ----------------------------------
agrees that following the Closing Date it shall hold in confidence, and use all reasonable efforts (at least equal to the efforts used to protect Seller's own confidential or proprietary information) to have all officers, shareholders, directors and personnel hold in confidence, (a) all knowledge and information of a secret or confidential nature with respect to the Business and (b) all financial information regarding Buyer provided in connection herewith and shall not disclose, publish or make use of the same without the consent of Buyer, except to the extent that (i) such information shall have become public knowledge other than by breach of this Agreement by Seller, (ii) to the extent the same is financial information of Buyer or Superior, such information is available to Seller or Whittaker from a person other than persons who have agreed not to disclose, publish or make use of such information or (iii) Seller or Whittaker is required to disclose such information to comply with applicable law (provided that prior to any such disclosure Seller shall consult with Buyer in an effort to minimize any harm to the competitive position of Buyer and/or the Business arising from such disclosure).

      (b) Obligation of Buyer and Superior.  Each of Buyer and Superior agrees
          --------------------------------
that following the Closing Date it shall hold in confidence all information regarding Seller or Whittaker other than information regarding the Business or the Assets, and shall not disclose, publish or make use of the same without the consent of Seller, except to the extent that (i) such information shall have become public knowledge other than by breach of this Agreement by Buyer, or by any other persons who have agreed not to disclose, publish or make use of such information, (ii) to the extent the same is financial information of Seller or Whittaker, such information is available to Buyer or Superior from a person other than persons who have agreed not to disclose, publish or make use of such information or (iii) Buyer or Superior is required to disclose such information to comply with applicable law (provided that prior to any such disclosure Buyer shall consult with Seller in an effort to minimize any harm to the competitive position of Seller arising from such disclosure).

      (c) Enforcement.  Each of the parties hereto agrees that the remedy at law
          -----------
for any breach of this Section 7.1 may be inadequate and that upon any breach the party or parties to whom any obligation of confidentiality is owed under this Section shall be entitled to seek injunctive relief in addition to any other remedy it may have.

     7.2. NON-COMPETITION AGREEMENT.

      (a) Obligation of Seller and Whittaker.  For a period of three years after
          ----------------------------------
the Closing Date, each of Seller and Whittaker agrees that it will not, and will use its best efforts to cause its corporate Affiliates not to, directly or indirectly, without the prior written consent of the Buyer, engage in any Competitive Business or recruit or solicit any employee or consultant of the Business or of the Buyer to discontinue such employment or engagement, seek to employ or retain any such employee or consultant or cause any business, person, firm or corporation to seek or solicit the employment or retention of any such employee or consultant (except in each instance for the engagement of a consultant as an independent contractor under circumstances which would not result in competitive harm or disadvantage to the Business and/or the Buyer). Nothing contained in this Section 7.2(a) shall prohibit Seller, Whittaker or their Affiliates from owning, in the aggregate, up to 5% of the issued and outstanding voting stock of a corporation which may be engaged in any Competitive Business and whose shares are listed for trading on a national or regional stock exchange or traded on the over-the-counter market. Nothing contained in this Section 7.2(a) shall prohibit or restrict Seller or its Affiliates from (i) discharging warranty or similar obligations or liabilities relating to services performed or products sold prior to the Closing Date or obligations under licenses not included in the Contracts (including but not limited to the license agreement among Whittaker, Whittaker Communications, Inc. and Xyplex, Inc.) or (ii) enforcing their rights under contracts, leases, licenses, purchase orders, commitments or similar items, which rights have not been assigned to Buyer.

      (b) Reasonableness.  The parties hereto agree that the duration and
          --------------
geographic scope of, and the activities restrained by, the non-competition provisions set forth in this Section 7.2 are reasonable. If any court determines that the provisions' duration, geographic scope, activities restrained or any combination thereof are unreasonable and that the provisions for that reason or to that extent are unenforceable, the parties agree that the provision shall remain in full force and effect for the greatest time period, in the greatest geographic area and with respect to the broadest ranges or types of activity that would not render it unenforceable.

      (c) Enforcement.  Seller agrees that damages are an inadequate remedy for
          -----------
any breach of the provisions of Section 7.2(a) and that Buyer, whether or not it is pursuing any potential remedies at law, shall be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision. If Seller shall violate Section 7.2(a), the duration of the prohibitions contained in Section 7.2(a) automatically shall be extended for a period equal to the period during which Seller shall have been in violation of Section 7.2(a). The covenants contained in Section 7.2(a) are deemed to be material and Buyer is entering into this Agreement relying on such covenants.

     7.3. SHARING OF DATA. Seller and Whittaker each shall have the right, for a period of four years following the Closing Date (or, with respect to tax matters, such longer period, not exceeding the expiration of limitations periods with respect thereto, as shall be reasonably necessary), to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Seller and Whittaker each shall also have the right, for a period of eighteen months following the Closing Date, to have reasonable access to such books and records of Buyer as are reasonably necessary for the limited purpose of enabling Seller or Whittaker to evaluate the notice given by Buyer under the provisions contemplated by the Escrow Agreement by verifying the collection or non-collection of Accounts Receivable. Buyer shall have the right, for a period of four years following the Closing Date, to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, employment records and other records which are retained by Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business transferred to Buyer hereunder or is otherwise needed by Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

     7.4. COLLECTION OF ACCOUNTS RECEIVABLE. Buyer agrees that it shall use its reasonable efforts (at least equal to the customary efforts of Buyer in collecting its own accounts receivable) to collect the accounts receivable included among the Assets prior to asserting any claim against the Escrow Account with respect to uncollected Accounts Receivable as contemplated in the Escrow Agreement. Nothing in this Section 7.4 shall impose upon Buyer any obligation to retain counsel or commence litigation or other legal proceedings as a condition to asserting any claim for indemnification.

     7.5. USE OF OFFICE SPACE.

     (a)  Simi Valley.
          -----------

      (i) The parties acknowledge that Seller currently occupies the Leased Premises located in Simi Valley, California as a sublessee of Whittaker. The Buyer intends to utilize other premises for the conduct of the Business conducted at such location but the parties anticipate that a transition period will be necessary while Buyer investigates the availability of other premises. For a period of ninety days following the Closing Date, Buyer shall be entitled to occupy and use, in its conduct of the Business, without charge or cost, the Leased Premises located in Simi Valley (or other premises located in the building in which the Leased Premises are located, under the conditions set forth in subsection (ii) below). Following the expiration of such ninety day period, Buyer shall be entitled, for an additional period of three months, to continue to occupy and use such premises in its conduct of the Business at a cost equal to the direct out-of-pocket cost to Whittaker for such space of $.51 per square foot per month, without markup or additional charge.

      (ii) Seller may at its option request that Buyer vacate the Leased Premises and occupy other premises within the same building for the term specified in subsection (i) above, provided that (A) Seller makes available to Buyer substitute premises within such building containing an equivalent number of net usable square feet as the Leased Premises, (B) Seller or Whittaker pays all of Buyer's out-of-pocket moving expenses, plus the lost productivity suffered by Buyer as a result of any move calculated on the basis of the number of billable hours lost multiplied by the applicable billing rates for such personnel; provided that the obligation of Seller and/or Whittaker to reimburse Buyer for lost productivity shall not exceed (1) $72,000, if Buyer determines that the simulation center located at the Leased Premises need not be moved from its existing location, or (2) $92,000, if Buyer determines that the simulation center should be moved from its existing location. Buyer shall determine whether the simulation center should be moved based on its evaluation in the exercise of its reasonable business judgment as to whether, following any move, the simulation center will be secure from use by others and will afford Buyer's personnel unrestricted access thereto during normal business hours. If Buyer determines that the simulation center should be moved, Seller and Buyer will cooperate in determining a new location for the simulation center.

     (b) St. Louis.  The parties further acknowledge that Seller currently
         ---------
occupies additional leased premises located in St. Louis, Missouri. The Buyer intends to utilize other premises for the conduct of the Business conducted at such location but the parties further anticipate that a transition period will be necessary while Buyer investigates the availability of other premises. For a period of up to six months following the Closing Date, Buyer shall be entitled to occupy and use, in its conduct of the Business and without violating the terms of Seller's lease for the premises, the leased premises located in St. Louis and shall pay to Seller on a pass-through basis monthly rent in the amount of $2,105, representing the rent payable by Seller under its lease for such premises.

     7.6. FINANCIAL INFORMATION. Seller and Whittaker agree to assist Buyer and Superior in developing financial and other information that may be necessary for the presentation by either Buyer or Superior of historical and pro forma financial information which it may be required to file or prepare, as a result of the consummation of the transactions contemplated hereunder, under the Securities Exchange Act of 1934 and applicable regulations thereunder. Buyer and Superior will engage Superior's independent public accountants, Grant Thornton LLP, to perform necessary audit services in connection with the development of such financial information. Buyer and Superior will use their reasonable efforts to negotiate a fixed fee arrangement with Grant Thornton LLP for the performance of such audit services. Seller and Whittaker, on the one hand and Buyer and Superior, on the other, shall each pay one-half of the fees and expenses of Grant Thornton LLP payable in connection with its performance of such services.

     7.7. COMPUTER NETWORK. The parties acknowledge that Seller's employees are currently installing a separate computer network for the corporate office of Whittaker (the "Corporate Network") and that Seller's employees currently maintain a computer network for the corporate office and other operating units of Whittaker (the "Company Network"). Buyer agrees to use its reasonable efforts to (a) complete the installation of the Corporate Network following the Closing at no cost to Whittaker or its Affiliates and (b) maintain the Company Network for a period of 30 days after the Closing Date in a manner comparable to the manner in which Seller currently maintains the Company Network at no cost to Whittaker or its Affiliates (but not requiring more than 32 man-hours of work for such maintenance). In addition, as long as Buyer maintains the Business in the building located at 1785 Voyager Avenue, Simi Valley, California, Buyer will forward all electronic mail that it receives for employees of Whittaker or any of its Affiliates to Whittaker or such Affiliate.

     7.8. USE OF NAME. Seller and Whittaker acknowledge and agree that from and after the Closing, Buyer may use the name "Aviant" and "Aviant Information" in connection with Buyer's performance of the Assumed Liabilities or as reasonable in connection with the use of the Assets in the operation of the Business, and further agree that after the Closing, neither Whittaker nor Seller will use such name other than as necessary in connection with the winding up of Seller's business

     8.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1. REPRESENTATIONS AND WARRANTIES.

      (a) The representations and warranties of Seller and Whittaker shall be deemed to be material to Buyer and Superior and to have been relied upon by Buyer and Superior notwithstanding any investigation heretofore or hereafter made or omitted by each (except for information of which Buyer or Superior is actually aware which indicates that any representation and warranty is untrue) and shall continue in full force and effect through the second anniversary of the Closing Date, at which time they shall terminate except (i) as to claims which are asserted by third parties prior to such date and notice of which shall have been given by the Buyer or Superior to Seller or Whittaker prior to such date and (ii) the representations and warranties set forth in Section 3.25, which shall continue in full force and effect until the 60th day following the expiration of the applicable statute of limitation (giving effect to any waivers, mitigations or extension thereof).

      (b) The representations and warranties of Buyer and Superior shall be deemed to be material to Seller and Whittaker and to have been relied upon by Seller and Whittaker notwithstanding any investigation heretofore or hereafter made or omitted by it (except for information of which Seller or Whittaker is actually aware which indicates that any representation and warranty is untrue) and shall continue in full force and effect through the second anniversary of the Closing Date, at which time they shall terminate except as to claims which are asserted by third parties prior to such date and notice of which shall have been given by Seller or Whittaker to Buyer or Superior prior to such date

      (c) Notwithstanding the foregoing, (i) any cause of action based on fraud, fraudulent misrepresentation or fraudulent breach of warranty may be brought at any time until the expiration of the relevant statute of limitations, and (ii) any representation or warranty in respect of which indemnity may be sought shall survive the time at which it would otherwise terminate if notice of the incorrectness or breach shall have been given to the party against whom such indemnity may be sought prior to such time.

     8.2. SURVIVAL OF COVENANTS. All covenants made in this Agreement which by their terms are to be performed in whole or in part after the Closing shall survive the Closing until they are performed.

                     9.   INDEMNIFICATION AND REIMBURSEMENT

     9.1. INDEMNIFICATION BY SELLER AND WHITTAKER.

      (a) Seller and Whittaker jointly and severally agree to indemnify, defend and hold harmless Buyer, Superior and any parent, subsidiary or Affiliate thereof and all directors, officers, employees, agents and consultants of each of the foregoing from and against any and all Warranty Expenses, and from and against any and all Damages suffered, incurred or imposed upon such party with respect to any claim resulting from or relating to any of the following:

          (i)  INTENTIONALLY OMITTED

          (ii) failure by Seller or Whittaker to pay and perform promptly when due all of its obligations, liabilities and debts related to the Business (other than the Assumed Liabilities);

          (iii) any breach or default prior to the Closing Date by Seller or Whittaker under any of the assumed Contracts;

          (iv) failure by Seller to comply with any bulk sales or similar laws applicable to the transactions contemplated hereby;

          (v) accounts receivable assigned to Buyer at closing which remain uncollected six months after the Closing Date and for which Buyer has not recovered the full amount under the provisions of the Escrow Agreement; provided, however that in exchange for payment therefor, Buyer shall reassign such accounts to Seller; and

          (vi) any other liability (other than an Assumed Liability) respecting the Business or any of the Assets which is attributable to services performed, products sold, actions taken, or errors or omissions made, by the Seller prior to the Closing Date (including without limitation any liability pursuant to warranty claims made by present or former customers of the Business relating to services provided or goods sold prior to the Closing Date), whether or not the premise upon which liability is asserted became manifest before Closing or the liability was first asserted before Closing.

      (b) Buyer and Superior each agrees that prior to settling with any third party any individual warranty or errors and omission claim in excess of $10,000 for which indemnity may be sought from Seller or Whittaker hereunder, Buyer will give ten (10) days' written notice to Seller and Whittaker of the existence and circumstances of such claim and the amount or value proposed to be paid or given in settlement thereof, and shall consult with Seller and Whittaker regarding any objections of Seller or Whittaker to the terms or conditions of such settlement. If either Seller or Whittaker object to the terms thereof, then it shall have the right to assume the defense of the claim in the manner set forth in Section 9.3(b) and subject to the conditions set forth therein.

      (c) The parties acknowledge that Buyer shall be entitled to invoke the provisions of the Escrow Agreement with respect to indemnity claims for items covered thereby but that the provisions of the Escrow Agreement shall not be deemed exclusive.

     9.2. INDEMNIFICATION BY BUYER AND SUPERIOR.

      (a) Buyer and Superior jointly and severally shall indemnify, reimburse, and hold harmless Seller, Whittaker and any parent, subsidiary or Affiliate thereof and all directors, officers, employees, agents and consultants of each of the foregoing from and against any and all Damages suffered, incurred, or sustained by Seller, with respect to any claim resulting from or relating to any of the following:

          (i) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Buyer or Superior under this Agreement or other agreement, document, or instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby and referred to herein or in the Schedules hereto; and

          (ii) the operation of the Business after the Closing (other than those arising out of contracts, commitments, or agreements of Seller not assumed by Buyer) including, but not limited to, any failure by Buyer to pay and perform promptly when due any of the Assumed Liabilities, any breach or default after the Closing Date by Buyer under any of the Contracts, Permits or Intellectual Property and any other liability respecting the Business or any of the Assets that is attributable to services performed, products sold, actions taken or errors or omissions made by Buyer after the Closing Date.

     9.3. NOTICE AND DEFENSE OF CLAIMS.

      (a) Except with respect to claims for which Buyer seeks recovery under the Escrow Agreement and not the provisions of this Article 9 (which shall be governed by the terms of the Escrow Agreement), an Indemnified Party shall give prompt written notice in accordance with Section 13.1 to all Indemnifying Parties of any claim or event known to it for which the Indemnified Party believes it is entitled to indemnification pursuant to this Article 9, stating the nature and basis of said claims or events and the amounts thereof, to the extent known. In the case of any claim, action or proceeding brought by a third party (a "Claim"), a copy of any Claim, process or legal pleadings with respect thereto shall be given promptly (and in any event within ten days) after any such documents are received by the Indemnified Party.

      (b) The Indemnifying Party shall, at its own expense, be entitled to participate in and, to the extent that it shall wish, assume the defense of any such Claim. If the Indemnifying Party elects to assume control of such defense or settlement, it shall conduct such defense or settlement by retaining experienced counsel reasonably satisfactory to the Indemnified Party and in such event, except as provided below, no compromise or settlement shall be agreed or made without the Indemnified Party's written consent, which shall not be unreasonably withheld. In any case, the Indemnified Party shall have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party has reasonably concluded (based upon an opinion of counsel a copy of which is provided to the Indemnifying Party) that there may be a conflict of interest between the Indemnifying Parties and the Indemnified Party in the conduct of the defense of such action.

     Notwithstanding anything in this Section 9.3(b) to the contrary, if with respect to a Claim, a settlement offer is made by the applicable third party claimant which would release the Indemnified Party from further liability solely upon payment of money damages and without requiring admission of any of the claims asserted in the Claim, the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer and the Indemnified Party declines to accept such offer, then (i) the Indemnified Party may continue to contest such Claim, free of any participation by the Indemnifying Party, and (ii) if the Indemnified Party fails to resolve such claim (by settlement, a final non-appealable order or otherwise) for an amount which is less than the amount of the rejected settlement offer, the amount of any ultimate liability with respect to such claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the actual reasonable out of pocket fees and expenses incurred by the Indemnified Party relating to such Claim through the date of its rejection of the settlement offer or (B) the aggregate Damages of the Indemnified Party with respect to such Claim. If the Indemnifying Party makes any payment on any Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Claim.

      (c) If the Indemnifying Party does not elect to assume the defense or settlement of a Claim as provided above, the Indemnified Party may engage independent counsel selected by the Indemnified Party to assume the defense and may contest, pay, settle or compromise any such claim on such terms and conditions as the Indemnified Party may determine. The fees and disbursements of such counsel shall constitute Damages for which indemnification shall be made hereunder.

      (d) Each Indemnified Party and each Indemnifying Party, as the case may be, shall be kept fully informed of any Claim at all stages thereof whether or not such party is represented by its own counsel.

     9.4. COOPERATION. The parties hereto agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party. Where counsel has been selected by the Indemnifying Parties or by an Indemnified Party, the Indemnifying Parties or the Indemnified Party, as the case may be, shall be entitled to rely upon the advice of such counsel in the conduct of the defense.

     9.5. CONFIDENTIALITY. The parties agree to cooperate in such a manner as to preserve in full the confidentiality of all confidential business records and the attorney-client and work product privileges. In connection therewith, each party agrees that (a) it will use all reasonable efforts, in any action, suit or proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records (consistent with applicable law and rules of procedure) and (b) all communications between any party hereto and counsel responsible for or participating in the defense of any action, suit or proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client or work product privilege.

     9.6. TIME PERIOD FOR ASSERTING INDEMNIFICATION. The indemnification provided in this Article 9 shall be effective only as of the Closing Date. A claim for indemnification pursuant to this Article must be asserted by delivery of a notice as required in Section 9.3 within the following periods:

      (a) Except as provided in subsection (c) below, with respect to claims based on a breach of any representation or warranty of any party contained herein, within the survival period for the specific representation or warranty as determined pursuant to Article 8.

      (b) With respect to claims based upon the nonfulfillment of any covenant contained in this Agreement or in any agreement or document to be delivered pursuant to this Agreement, on or prior to the later of (i) the second anniversary of the Closing Date, (ii) two years after the latest date on which fulfillment of the covenant is required hereunder or (iii) the expiration of such longer period, if any, as may be specified with respect to any covenant.

      (c) Claims based on Sections 9.1(a)(ii), (iv) or (vi) or Section 9.2(a)(ii) may be made at any time.

      (d) With respect to Warranty Expenses or any other claims, on or prior to the second anniversary of the Closing Date.

     9.7. EXCLUSIVE REMEDIES.

  Except with respect to a violation of Section 5.5, 7.1 or 7.2 or as contemplated by the Escrow Agreement:

      (a) the remedies provided in Section 9.1 shall constitute the exclusive remedy against Seller or Whittaker by any party indemnified under Section 9.1 for any claim in connection with this Agreement, including any claim of the type referred to in Section 9.1(a); and

      (b) the remedies provided in Section 9.2 shall constitute the exclusive remedy against Buyer or Superior by any party indemnified under Section 9.2 for any claim in connection with this Agreement, including any claim of the type referred to in Section 9.2(a).

     9.8. LIMITATIONS.  Notwithstanding the foregoing:

      (a) In no event shall Seller or Whittaker be liable to any Indemnified Party for Damages pursuant to this Article 9 which, when added to all Damages paid by Seller and Whittaker in the aggregate exceeds the Purchase Price.

      (b) In no event shall Buyer or Superior be liable to any Indemnified Party for Damages pursuant to this Article 9 which, when added to all Damages paid by Buyer and Superior in the aggregate exceeds the Purchase Price.

      (c) Any indemnification by Seller or Whittaker pursuant to Section 9.1 shall not be required unless and until the aggregate amount of all Damages payable by Seller or Whittaker exceeds $50,000; provided, that once such Damages exceed such amount, Seller and Whittaker shall indemnify the Buyer and Superior for all Damages and not merely for Damages in excess of such amount.

      (d) Any indemnification by Buyer or Superior pursuant to Section 9.2 shall not be required unless and until the aggregate amount of all Damages payable by Buyer or Superior exceeds $50,000; provided, that once such Damages exceed such amount, Buyer and Superior shall indemnify Seller and Whittaker for all Damages and not merely for Damages in excess of such amount.

                          10.  TRANSFER AND SALES TAX

     10.1. PAYMENT. Buyer shall be responsible for and shall pay all filing and recording, sales, use and transfer taxes and fees, if any, upon the sale or transfer of any of the Assets hereunder, but not any income, intangibles or similar taxes payable by Seller or its shareholder by reason of the transactions contemplated hereunder.

                         11.  TERMINATION OF AGREEMENT

     11.1. TERMINATION BY LAPSE OF TIME. This Agreement shall terminate if the transactions contemplated hereby have not been consummated by 5:00 p.m., Detroit time, on September 30, 1998, unless (a) such date is extended by the written consent of all of the parties hereto, in which case the Agreement shall not terminate until 5:00 p.m., Detroit time, on the date as so extended; (b) any regulatory approval required for the consummation of the transactions contemplated hereby, for which application has been made and is pending, has neither been granted nor refused, in which case the Closing Date shall be extended until the fifth business day following the grant or refusal of all such regulatory approvals (or the expiration of the applications therefor); or (c) the transactions contemplated hereby have not been consummated due to a breach by one party of its obligations hereunder and on such date such party shall continue to be in breach of any of its obligations hereunder, in which case only Seller (in the case of a breach by Buyer) or Buyer (in the case of a breach by Seller) may terminate the Agreement on such date.

     11.2. TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, Buyer shall have no further obligation or liability to Seller under this Agreement, and Seller shall have no further obligation or liability to Buyer under this Agreement, except as provided in the agreement to terminate.

     11.3.  TERMINATION BY REASON OF BREACH.

      (a) By Seller or Whittaker.   This Agreement may be terminated by Seller
          -----------------------
if, as of the Closing Date, there shall have occurred (i) a material breach of any of the representations or warranties of Buyer or Superior under this Agreement or (ii) a material failure by Buyer or Superior to perform any condition or obligation required to be performed by it under this Agreement, in either case which has not been remedied as of the date of termination.

      (b) By Buyer or Superior.   This Agreement may be terminated by Buyer or
          ---------------------
Superior if, as of the Closing Date, there shall have occurred (i) a material breach of any of the representations or warranties of Seller or Whittaker under this Agreement or (ii) a material failure by Seller or Whittaker to perform any condition or obligation required to be performed by it under this Agreement, in either case which has not been remedied as of the date of termination.

     11.4. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that a termination under Section 11.1(c) or under Section 11.3 by reason of a breach of an obligation hereunder shall not relieve any party of any liability for such breach.

                                  12.  BROKERS

     12.1. FOR SELLER AND WHITTAKER. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Whittaker without the intervention of any person or entity in any manner which may give rise to any valid claim against Buyer or Superior for a finder's fee, brokerage commission or other like payment. Each of Seller and Whittaker agrees to indemnify and hold harmless Buyer and Superior against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of Seller or Whittaker.

     12.2. FOR BUYER AND SUPERIOR. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and Superior without the intervention of any other person in any manner which may give rise to any valid claim against Seller or Whittaker for a finder's fee, brokerage commission or other like payment. Each of Buyer and Superior agrees to indemnify and hold harmless Seller and Whittaker against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of Buyer or Superior.

                               13.  MISCELLANEOUS

     13.1. NOTICES. All notices and other communications pursuant to this Agreement will be in writing and will be deemed to have been duly given or made if (a) delivered personally, (b) sent by a nationally-recognized overnight air courier service or mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or at such other address for a party as may be specified by like change of address) or (c) sent by electronic transmission, with confirmation of good transmission, to the telecopier number specified below:

                          if to Buyer or Superior, to:

                    Superior Consultant Holdings Corporation
                                4000 Town Center
                                   Suite 1100
                           Southfield, Michigan 48075
        Attention: Richard P. Saslow, Vice President and General Counsel
                              Fax: (248) 386-8459
                                with copies to:

                             Justin G. Klimko, Esq.
                                  Butzel Long
                          150 W. Jefferson, Suite 900
                          Detroit, Michigan 48226-4430
                              Fax:  (313) 225-7080

                         if to Seller or Whittaker, to:

                           c/o Whittaker Corporation.
                             1955 N. Surveyor Ave.
                         Simi Valley, California 93063
                            Attention: John K. Otto
                              Fax: (805) 584-4148

                                with copies to:

                                Sidley & Austin
                        555 West Fifth St., 40/th/ Floor
                           Los Angeles, CA 90013-1010
                        Attention: Laura A. Loftin, Esq.
                              Fax: (213) 896-6600

     1.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign all or a portion of its rights and obligations hereunder without the prior written consent of the other party, except that Buyer may assign all or a portion of its rights and obligations hereunder to an Affiliate of Buyer whether now existing or hereafter created (but such assignment will not relieve Buyer of any obligation under this Agreement) and Seller may after the Closing assign all or a portion of its rights and obligations hereunder to an Affiliate of Seller whether now existing or hereafter created (but such assignment will not relieve Seller of any obligation under this Agreement). Any assignment in contravention of this provision shall be void. Notwithstanding any possible inference herein to the contrary, none of the parties hereto intends for this Agreement to create any right or obligation except as between Seller and Whittaker, on the one hand, and Buyer and Superior, on the other, and no other person shall be treated as a third-party beneficiary hereof.

     1.2. ENTIRE AGREEMENT; ATTACHMENTS.

      (a) This Agreement (including the Exhibits and Schedules hereto), together with the Escrow Agreement any other documents and agreements entered into in connection herewith and referred to herein or in the Schedules hereto, set forth the entire understanding among the parties relating to the subject matter thereof, and supersede all prior agreements, arrangements, understandings, negotiations or discussions.

      (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     1.3. AMENDMENT; WAIVER.  This Agreement may be amended only by a written
                           -
instrument signed by the parties hereto. No provisions of this Agreement may be waived except by an instrument in writing signed by the party granting such waiver. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion. The consummation of the Closing shall not constitute a waiver of any covenant, representation or warranty contained in this Agreement, unless the same is waived by an instrument in writing signed by the party granting such waiver.

     1.4. EXPENSES. Except as otherwise expressly provided herein, Buyer and Superior, on the one hand, and Seller and Whittaker, on the other, shall each pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

     1.5. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to any choice of law principles which would require the application of the law of any other jurisdiction.

     1.6. ARTICLE, SECTION AND PARAGRAPH HEADINGS. The section headings of this Agreement are for the convenience of the parties only and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     1.7. SEVERABILITY. If any term or provision of this Agreement, which is not in itself material to the transactions contemplated hereby, or the application of any such term or provision to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application to other persons and circumstances shall not be affected thereby and each term and provision hereof shall be enforced to the fullest extent permitted by law.

     1.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.



                   SUPERIOR CONSULTANT HOLDINGS CORPORATION,
                             a Delaware corporation

                  /s/ James T. House
             By: ____________________________________________________

                  Chief Financial Officer, Vice President, Treasurer, Assistant Secretary
             Its: ___________________________________________________



                       ENTERPRISE CONSULTING GROUP, INC.,
                         a Michigan corporation (Buyer)

                  /s/ James T. House
             By: _________________________________________________

                  Assistant Secretary
             Its: _________________________________________________


                           AVIANT INFORMATION, INC.,
                       a California corporation (Seller)

                  /s/ John K. Otto
             By: _________________________________________________

                  Vice President
             Its: _________________________________________________


                             WHITTAKER CORPORATION,
                             a Delaware corporation

                  /s/ John K. Otto
             By: _________________________________________________

                  Vice President
             Its: _________________________________________________